UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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YUM! BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

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YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

April 3, 2020

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2020 Annual Meeting of Shareholders of YUM! Brands, Inc. The Annual Meeting will be held Thursday, May 14, 2020, at 9:00 a.m., local time, in the YUM! Conference Center at 1900 Colonel Sanders Lane in Louisville, Kentucky or via live webcast at www.virtualshareholdermeeting.com/YUM2020.

Once again, we encourage you to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, lowers the costs of delivery and helps reduce the Company’s environmental impact.

Your vote is important. We encourage you to vote promptly whether or not you plan to attend the meeting. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting prior to the meeting are contained on the notice or proxy card.

If you plan to attend the meeting, please bring your notice, admission ticket from your proxy card or proof of your ownership of YUM common stock as of March 16, 2020 as well as a valid picture identification. Whether or not you attend the meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

Sincerely,

David Gibbs

Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 14, 2020—this notice and the proxy statement are available at https://investors.yum.com/governance/governance-documents. The Annual Report on Form 10-K is available at www.investors.yum.com/annual-reports.

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

Notice of Annual Meeting of Shareholders

Thursday, May 14, 2020 9:00 a.m.

YUM! Conference Center, 1900 Colonel Sanders Lane, Louisville, Kentucky 40213 or via live webcast at www.virtualshareholdermeeting.com/YUM2020.

ITEMS	OF BUSINESS:

(1)	To elect twelve (12) directors to serve until the 2021 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

(2)	To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2020.

(3)	To consider and hold an advisory vote on executive compensation.

(4)	To consider and vote on one (1) shareholder proposal, if properly presented at the meeting.

(5)	To transact such other business as may properly come before the meeting.

WHO	CAN VOTE?:

You can vote if you were a shareholder of record as of the close of business on March 16, 2020.

ANNUAL	REPORT:

A copy of our 2019 Annual Report on Form 10-K is included with this proxy statement.

WEBSITE:

You may also read the Company’s Annual Report and this Notice and proxy statement on our website at www.investors.yum.com/annual-reports.

DATE	OF MAILING:

This Notice, the proxy statement and the form of proxy are first being mailed to shareholders on or about April 3, 2020.

By Order of the Board of Directors

Scott A. Catlett

General Counsel and Corporate Secretary

YOUR	VOTE IS IMPORTANT

Under securities exchange rules, brokers cannot vote on your behalf for the election of directors or on executive compensation related matters without your instructions. Whether or not you plan to attend the Annual Meeting, please provide your proxy by following the instructions on your Notice or proxy card. On or about April 3, 2020, we mailed to our shareholders a Notice containing instructions on how to access the proxy statement and our Annual Report and vote online.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, you should follow the instructions included in the Notice on how to access and review the proxy statement and Annual Report. The Notice also instructs you on how you may submit your vote by proxy over the Internet.

If you received the proxy statement and Annual Report in the mail, please submit your proxy by marking, dating and signing the proxy card included and returning it promptly in the envelope enclosed. If you are able to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

PROXY STATEMENT

For Annual Meeting of Shareholders To Be Held On

May 14, 2020

The Board of Directors (the “Board of Directors” or the “Board”) of YUM! Brands, Inc., a North Carolina corporation (“YUM” or the “Company”), solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Eastern Time), on Thursday, May 14, 2020, at the YUM! Conference Center at 1900 Colonel Sanders Lane, Louisville, Kentucky 40213 or via live webcast at www.virtualshareholdermeeting.com/YUM2020.

On account of public health and safety concerns posed by the COVID-19 pandemic, shareholders are encouraged to attend via the webcast. We intend to hold our annual meeting in person and via webcast. However, we continue to monitor the situation regarding COVID-19 closely, taking into account guidance from the Center for Disease Control and Prevention and the World Health Organization. The health and well-being of our various stakeholders is our top priority. Accordingly, we are planning for the possibility that the annual meeting may be required to be postponed or held solely by webcast, if then allowed for under applicable law, in the event we or governmental officials determine that it is not advisable to hold an in-person meeting. In the event the annual meeting will be postponed or held solely by webcast, we will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on the Investor Relations section of our website and filed with the U.S. Securities and Exchange Commission as additional proxy material. This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will vote on several important Company matters. In addition, our management will report on the Company’s performance over the last fiscal year and, following the meeting, respond to questions from shareholders.

Why am I receiving these materials?

The Board of Directors of Yum! Brands, Inc. (the “Board”) has made these materials available to you over the internet, or has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting is scheduled to be held on Thursday, May 14, 2020 at 9:00a.m. ET, at 1900 Colonel Sanders Lane, Louisville, Kentucky or via live webcast through the link set forth above. You will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (see below). This solicitation is for proxies for use at the Annual Meeting or at any reconvened meeting after an adjournment or postponement of the Annual Meeting.

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QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our Annual Report available to our shareholders electronically via the Internet. On or about April 3, 2020, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received a Notice by mail you will not receive a printed copy of the proxy materials in the mail unless you request a copy. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

Who may attend the Annual Meeting?

The Annual Meeting is open to all shareholders of record as of close of business on March 16, 2020, or their duly appointed proxies.

What do I need to bring to attend the Annual Meeting In-Person?

You will need a valid picture identification and either an admission ticket or proof of ownership of YUM’s common stock to enter the Annual Meeting. If you are a registered owner, your Notice will be your admission ticket.

If you received the proxy statement and Annual Report by mail, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the Annual Meeting, please so indicate when you vote and bring the ticket with you to the Annual Meeting. If your shares are held in the name of a bank or broker, you will need to bring your legal proxy from your bank or broker and your admission ticket. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Annual Meeting without an admission ticket, we will admit you only if we are able to verify that you are a YUM shareholder. Your admittance to the Annual Meeting will depend upon availability of seating. All shareholders will be required to present valid picture identification prior to admittance. IF YOU DO NOT HAVE A VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN YUM COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE ANNUAL MEETING.

Please note that computers, cameras, sound or video recording equipment, cellular and smart phones, tablets and other similar devices, large bags, briefcases and packages will not be allowed in the meeting room. Seating is limited and admission is on a first-come, first-served basis.

What will I need in order to attend the Annual Meeting Online?

You may also attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/YUM2020 and using your 16-digit control number (included on your Notice Regarding the Availability of Proxy Materials, Proxy Card, or Voter Instruction Form) to enter the meeting. If you are not a stockholder of record by holding shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting. Online access will begin at 8:45 a.m. Eastern Time, and we encourage you to access the meeting prior to the start time. The meeting webcast will begin promptly at 9:00 a.m. Eastern Time on May 14, 2020.

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QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

May shareholders ask questions?

Yes. Representatives of the Company will answer shareholders’ questions of general interest following the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted. If you choose to attend the online meeting, you may submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/YUM2020 and using your 16-digit control number to enter the meeting.

Who may vote?

You may vote if you owned YUM common stock as of the close of business on the record date, March 16, 2020. Each share of YUM common stock is entitled to one vote. As of March 16, 2020, YUM had 300.9 million shares of common stock outstanding.

What am I voting on?

You will be voting on the following four (4) items of business at the Annual Meeting:

•	The election of twelve (12) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

•	The ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2020;

•	An advisory vote on executive compensation; and

•	One (1) shareholder proposal.

We will also consider other business that properly comes before the meeting.

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QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	FOR each of the nominees named in this proxy statement for election to the Board;

•	FOR the ratification of the selection of KPMG LLP as our independent auditors;

•	FOR the proposal regarding an advisory vote on executive compensation; and

•	AGAINST the shareholder proposal.

How do I vote before the Annual Meeting?

There are three ways to vote before the meeting:

•	By Internet — If you have Internet access, we encourage you to vote on www.proxyvote.com by following instructions on the Notice or proxy card;

•	By telephone — by making a toll-free telephone call from the U.S. or Canada to 1(800) 690-6903 (if you have any questions about how to vote over the phone, call 1(888) 298-6986); or

•	By mail — If you received your proxy materials by mail, you can vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you are a participant in the direct stock purchase and dividend reinvestment plan (Computer Share CIP), as a registered shareholder, you will receive all proxy materials and may vote your shares according to the procedures outlined herein.

If you are a participant in the YUM! Brands 401(k) Plan (“401(k) Plan”), the trustee of the 401(k) Plan will only vote the shares for which it has received directions to vote from you.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Saving Time, on May 13, 2020. Proxies submitted by mail must be received prior to the meeting. Directions submitted by 401(k) Plan participants must be received by 12:00 p.m., Eastern Daylight Saving Time, on May 12, 2020.

Also, if you hold your shares in the name of a bank or broker, your ability to vote by telephone or the Internet depends on their voting processes. Please follow the directions on your notice carefully. A number of brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers telephone and Internet voting options. If your shares are held in an account with a brokerage firm or bank participating in the Broadridge program, you may vote those shares telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank, or through the Internet at Broadridge’s voting website (www.proxyvote.com). Votes submitted through the Internet or by telephone through the Broadridge program must be received by 11:59 p.m., Eastern Daylight Saving Time, on May 13, 2020.

Can I vote at the Annual Meeting?

Shares registered directly in your name as the shareholder of record may be voted in person or online at the Annual Meeting. Shares held through a broker or nominee may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	Signing another proxy card with a later date and returning it to us prior to the Annual Meeting;

•	Voting again by telephone or through the Internet prior to 11:59 p.m., Eastern Daylight Saving Time, on May 13, 2020;

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QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

•	Giving written notice to the Corporate Secretary of the Company prior to the Annual Meeting; or

•	Voting again at the Annual Meeting.

Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you notify our Corporate Secretary in writing before the polls close that you wish to revoke a previous proxy.

Who will count the votes?

Representatives of Computershare, Inc. will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you vote by proxy card, your shares will be voted as you instruct by the individuals named on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:

•	FOR the election of the twelve (12) nominees for director named in this proxy statement (Item 1);

•	FOR the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2020 (Item 2);

•	FOR the proposal regarding an advisory vote on executive compensation (Item 3); and

•	AGAINST the Shareholder Proposal (Item 4).

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, Inc., which may be reached at 1 (888) 439-4986 and internationally at 1 (781) 575-2879.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to ratify the selection of KPMG LLP as our independent auditors for fiscal year 2020 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other proposals to be voted on at our Annual Meeting are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting in person or online or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of the outstanding shares of YUM common stock, as of March 16, 2020, must be present or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

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QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

How many votes are needed to elect directors?

You may vote “FOR” each nominee or “AGAINST” each nominee, or “ABSTAIN” from voting on one or more nominees. Unless you mark “AGAINST” or “ABSTAIN” with respect to a particular nominee or nominees or for all nominees, your proxy will be voted “FOR” each of the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes. Abstentions will be counted as present but not voted. Abstentions and broker non-votes will not affect the outcome of the vote on directors. Full details of the Company’s majority voting policy are set out in our Corporate Governance Principles at https://investors.yum.com/governance/governance-documents/ and at page 20 under “What other significant Board practices does the Company have? — Majority Voting Policy.”

How many votes are needed to approve the other proposals?

In order to be approved, the other proposals must receive the “FOR” vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. For each of these items, you may vote “FOR”, “AGAINST” or “ABSTAIN.” Abstentions will be counted as shares present and entitled to vote at the Annual Meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the proposals. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of these proposals.

When will the Company announce the voting results?

The Company will announce the voting results of the Annual Meeting on a Current Report on Form 8-K filed within four business days of the Annual Meeting.

What if other matters are presented for consideration at the Annual Meeting?

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

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GOVERNANCE OF THE COMPANY

The business and affairs of YUM are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to shareholders. The Board believes that its practices align management and shareholder interests.

The corporate governance section of the Company website makes available the Company’s corporate governance materials, including the Corporate Governance Principles (the “Governance Principles”), the Company’s Articles of Incorporation and Bylaws, the charters for each Board committee, the Company’s Global Code of Conduct, the Company’s Political Contributions and U.S. Government Advocacy Policy, and information about how to report concerns about the Company. To access these documents on the Company’s website, www.yum.com, click on “Investors” and then “Governance Documents”.

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GOVERNANCE OF THE COMPANY

What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of 14 directors whose terms expire at this Annual Meeting. Messrs. Creed and Walter will be retiring and are not standing for reelection at the Annual Meeting. Our directors are elected annually. The average director tenure is 5 years, with our longest- and shortest-tenured directors having served for 14 years (Mr. Nelson) and for three months, respectively (Ms. Young-Scrivner and Mr. Barr).

As discussed in more detail later in this section, the Board has determined that 11 of the 12 individuals standing for election are independent under the rules of the New York Stock Exchange (“NYSE”). The director tenure of the 12 individuals standing for election is reflected in the following:

How often did the Board meet in fiscal 2019?

The Board of Directors met 5 times during fiscal 2019. Each of the directors who served in 2019 attended at least 75% of the meetings of the Board and the committees of which he or she was a member and that were held during the period he or she served as a director.

What is the Board’s policy regarding director attendance at the Annual Meeting of Shareholders?

The Board of Director’s policy is that all directors should attend the Annual Meeting and all persons then serving as directors attended the 2019 Annual Meeting.

How does the Board select nominees for the Board?

The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee’s charter provides that it may retain a third-party executive search firm to identify candidates from time to time.

In accordance with the Governance Principles, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and

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GOVERNANCE OF THE COMPANY

are selected based upon contributions they can make to the Board and management. The committee’s assessment of a proposed candidate will include a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors. The committee believes that its nominees should reflect a diversity of experience, gender, race, ethnicity and age. The Board does not have a specific policy regarding director diversity. The committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees, if any.

In connection with this evaluation, it is expected that each committee member will interview the prospective nominee before the prospective nominee is presented to the full Board for consideration. After completing this evaluation and interview process, the committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board determines the nominee(s) after considering the recommendation and report of the committee.

In 2017 we implemented several initiatives to transform the Company, centering on a new multi-year strategy to accelerate growth, reduce volatility and increase capital returns to shareholders. In connection with this transformation strategy we developed our “Recipe for Growth,” which focuses on four growth drivers intended to accelerate same-store sales growth and net-new restaurant development at KFC, Pizza Hut and Taco Bell around the world. The Company remains focused on building the world’s most loved, trusted and fastest growing restaurant brands by:

•	Growing Unrivaled Culture and Talent to leverage our culture and people capability to fuel brand performance and franchise success;

•	Developing Unmatched Operating Capability, by recruiting and equiping the best restaurant operators in the world to deliver great customer experiences;

•	Building Relevant, Easy and Distinctive Brands, by innovating and elevating iconic restaurant brands people trust and champion; and

•	Achieving Bold Restaurant Development by driving market and franchise expansion with strong economics and value.

We look for director candidates that have the skills and experience necessary to help us achieve success with respect to the four growth drivers and the Company’s implementation of its “Recipe for Growth.” As a result, the skills that our directors possess are thoroughly considered to ensure that they align with the Company’s goals.

The following table describes key characteristics of the Company’s “Recipe for Growth” and indicates how the skills our Board collectively possesses positively impacts the growth drivers:

Yum!’s Recipe for Growth		Relevant Skills our Board Collectively Possesses

Growing Unrivaled Culture and Talent, by leveraging our culture and people capability to fuel brand performance and franchise success	▶

Talent Development. Experience building the knowledge, skills, and abilities of employees and helping them develop and achieve their potential within an organization.

Leadership Experience. Experience as executive officer level business leader who demonstrates strong abilities to motivate and manage others and to effectively manage organizations.

Developing Unmatched Operating Capability, by recruiting and equiping the best restaurant operators in the world to deliver great customer experiences	▶	Industry/Operations. Experience and understanding of operational and strategic issues facing large restaurant or consumer service driven companies.

Building Relevant, Easy and Distinctive Brands, by innovating and elevating iconic restaurant brands people trust and champion	▶

Marketing/Brand Management. Experience marketing and managing well-known brands or the types of products and experiences we sell.

Technology or Digital. Experience in leadership and understanding of technology, digital platforms and new media, data security, and data analytics.

Achieving Bold Restaurant Development, by driving market and franchise expansion with strong economics and value	▶

Global Experience. Experience at multinational companies or in international markets, which provides useful business and cultural perspectives.

Finance. Experience in Public company management and financial stewardship.

In addition to our Recipe for Growth, in 2020 we launched our “Recipe for Good”, which focuses on three primary pillars: Food, Planet and People. Guided by these pillars, we will strive to unlock potential in people and communities, grow sustainably and continue to serve delicious food that people trust. By combining the guiding principles that underlie our

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GOVERNANCE OF THE COMPANY

Recipe for Growth and our Recipe for Good into our “Recipe for Growth and Good”, we are confident that we will be even more successful in unlocking our potential.

We believe that each of our directors has met the guidelines set forth in the Governance Principles. As noted in the director biographies that follow in this section, our directors have experience, qualifications and skills across a wide range of public and private companies, possessing a broad spectrum of experience both individually and collectively. In addition to the information provided in the director biographies, our director nominees’ qualifications, experiences and skills are summarized in the following matrix. This matrix is intended to provide a summary of our directors’ qualifications and should not be considered to be a complete list of each nominee’s strengths and contributions to the Board.

For a shareholder to submit a candidate for consideration by the Nominating and Governance Committee, a shareholder must notify YUM’s Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The recommendation must contain the information described on page 76.

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GOVERNANCE OF THE COMPANY

Director Biographies

Age 65 Director since 2016 Former Chief Sales Officer, Sprint Corporation

Paget L. Alves served as Chief Sales Officer of Sprint Corporation, a wireless and wireline communications services provider, from January 2012 to September 2013 after serving as President of that company’s Business Markets Group beginning in 2009. Mr. Alves currently serves on the boards of directors of Ariel Investments LLC, Assurant, Inc., International Game Technology PLC and Synchrony Financial.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•  Operating, finance and management experience, including as Chief Sales Officer of a wireless and wireline communications company

•  Global sales experience

•  Public company directorship and committee experience

•  Independent of Company

Age 49 Director since 2020 Chief Executive Officer, InterContinental Hotels Group plc

Keith Barr is the Chief Executive Officer of InterContinental Hotels Group plc (IHG), a predominately franchised, global organization that includes brands such as InterContinental Hotels & Resorts, Holiday Inn Family and Crowne Plaza Hotels & Resorts. He has served in this role since July 2017. He served as Chief Operating Officer of IHG from 2013 to July 2017 and prior to that, as Chief Executive Officer of IHG’s Greater China business. Prior to this position, Mr. Barr served IHG in a number of senior positions in IHG’s Americas and Asia, Middle East and Africa (AMEA) regions.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•  Operating and management experience, including as Chief Executive Officer of a franchised, global operation

•  Expertise in strategic planning, branding and corporate leadership

•  Independent of Company

Age 54 Director since 2012 Senior Executive Vice President and Chief Financial Officer, Comcast Corporation

Michael J. Cavanagh is Senior Executive Vice President and Chief Financial Officer of Comcast Corporation, a global media and technology company. He has held this position since July 2015. From July 2014 to May 2015 he served as Co-President and Co-Chief Operating Officer for The Carlyle Group, a global investment firm, and he was also a member of the Executive Group and Management Committee of The Carlyle Group. Prior to this, Mr. Cavanagh was the Co-Chief Executive Officer of the Corporate & Investment Bank of JPMorgan Chase & Co. from 2012 until 2014. From 2010 to 2012, he was the Chief Executive Officer of JPMorgan Chase & Co.’s Treasury & Securities Services business, one of the world’s largest cash management providers and a leading global custodian. From 2004 to 2010, Mr. Cavanagh was Chief Financial Officer of JPMorgan Chase & Co.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•  Operating and management experience, including as Chief Financial Officer of a global media and technology company and president and Chief Operating Officer of a global investment firm

•  Expertise in finance and strategic planning

•  Independent of Company

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Age 64 Director since 2017 Former Chairman and Chief Executive Officer, The Sherwin-Williams Company

Christopher M. Connor served as Chairman and Chief Executive Officer of The Sherwin-Williams Company, a global manufacturer of paint, architectural coatings, industrial finishes and associated supplies, until 2016. Mr. Connor held a number of executive positions at Sherwin-Williams beginning in 1983. He served as Chief Executive Officer from 1999 to 2015 and Chairman from 2000 to 2016. He currently serves on the boards of Eaton Corporation plc and International Paper Company.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•  Operating and management experience, including as Chairman and CEO of a Fortune 500 company

•  Expertise in marketing, human resources, talent development, public company executive compensation, planning and operational and financial processes.

•  Public company directorship and committee experience

•  Independent of Company

Age 61 Director since 2015 Chairman and Chief Executive Officer, Target Corporation

Brian C. Cornell joined the Yum! Brands Board in 2015 and has served as Non-Executive Chairman since November 2018. Mr. Cornell is Chairman and Chief Executive Officer of Target Corporation, a general merchandise retailer. He has held this position since August 2014. Mr. Cornell served as the Chief Executive Officer of PepsiCo Americas Foods, a division of PepsiCo, Inc. from March 2012 to July 2014. From April 2009 to January 2012, Mr. Cornell served as the Chief Executive Officer and President of Sam’s Club, a division of Wal-Mart Stores, Inc. and as an Executive Vice President of Wal-Mart Stores, Inc. He has been a Director of Target Corporation since 2014. He has previously served as a Director of Home Depot, OfficeMax, Polaris Industries Inc., Centerplate, Inc. and Kirin-Tropicana, Inc.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•  Operating and management experience, including as chairman and Chief Executive Officer of a merchandise retailer

•  Expertise in strategic planning, retail business, branding and corporate leadership

•  Public company directorship experience and committee experience

•  Independent of Company

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Age 54 Director since 2018 Chief Executive Officer, Advantage Solutions, Inc.

Tanya L. Domier is Chief Executive Officer of Advantage Solutions, Inc., a North American provider of outsourced sales, marketing and business solutions, and has served in that role since January 2013. Prior to serving as Advantage Solutions’ CEO, Ms. Domier served as its President and Chief Operating Officer from 2010 to 2013. Ms. Domier joined Advantage Solutions in 1990 from the J.M. Smucker Company and has held a number of executive level roles in sales, marketing and promotions. Ms. Domier has served as a director of Advantage Solutions since 2006 and currently also serves as a director of Nordstrom, Inc.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•  Operating and management experience as Chief Executive Officer

•  Expertise in strategic planning, global commerce and corporate leadership

•  Public company directorship and committee experience

•  Independent of Company

Age 56 Director since 2019 Chief Executive Officer, Yum Brands, Inc.

David W. Gibbs is the current Chief Executive Officer of YUM. He has served in that position since January 2020. Prior to that, he served as President and Chief Operating Officer from August 2019 to December 2019, as President, Chief Operating Officer and Chief Financial Officer from January 2019 to August 2019 and as President and Chief Financial Officer from May 2016 to December 2018. Previously, Mr. Gibbs served as the Chief Executive Officer of the Company’s Pizza Hut Division from January 2015 until April 2016 and was its President from January 2014 through December 2014. Mr. Gibbs served as an independent director on the board of Sally Beauty Holdings from March 2016 until January 2020.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•  Operational and global management experience, including as President, Chief Operating Officer and Chief Financial Officer of the Company

•  Expertise in finance, strategic planning, global branding, franchising and corporate leadership

•  Public company directorship and committee experience

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Age 65 Director since 2012 Retired Executive Vice President Human Resources, Merck & Co., Inc.

Mirian M. Graddick-Weir retired as Executive Vice President of Human Resources for Merck & Co., Inc., a pharmaceutical company, in November, 2018. She had held that position since 2008. From 2006 until 2008, she was Senior Vice President of Human Resources of Merck & Co., Inc. Prior to this position, she served as Executive Vice President of Human Resources of AT&T Corp. from 2001 to 2006. Ms. Graddick-Weir has served as a director of Booking Holdings, Inc. since June 2018.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•  Management experience, including as Executive Vice President of human resources for a pharmaceutical company

•  Expertise in global human resources, corporate governance and public company compensation

•  Public company directorship and committee experience

•  Independent of Company

Age 57 Director since 2006 Chairman, Chief Executive Officer and President, National Gypsum Company

Thomas C. Nelson is President and Chief Executive Officer of National Gypsum Company, a building products manufacturer. He has held this position since 1999 and was elected Chairman of the Board in January 2005. From 1995 to 1999, Mr. Nelson served as the Vice Chairman and Chief Financial Officer of National Gypsum. Mr. Nelson previously worked for Morgan Stanley & Co. and in the United States Defense Department as Assistant to the Secretary and was a White House Fellow. He serves as a director of Atrium Health and was a director of Belk, Inc. from 2003 to 2015. Since January 2015, Mr. Nelson has served as a director for the Federal Reserve Bank of Richmond.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•  Operational and management experience, including as President and Chief Executive Officer of a building products manufacturer

•  Senior government experience as Assistant to the Secretary of the United States Defense Department and as a White House Fellow

•  Expertise in finance, strategic planning, business development and retail business

•  Public company directorship and committee experience

•  Independent of Company

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Age 60 Director since 2016 Chief Executive Officer, BMI Group

P. Justin Skala is the Chief Executive Officer of BMI Group, the largest manufacturer of flat and pitched roofing and waterproofing solutions throughout Europe. He has served in that role since September 1, 2019. Prior to joining BMI Group, Mr. Skala served as Executive Vice President, Chief Growth and Strategy Officer for the Colgate-Palmolive Company, from July 2018 until July 2019. From 2016 until 2018 he served as Chief Operating Officer, North America, Europe, Africa/Eurasia and Global Sustainability for Colgate-Palmolive Company. From 2013 to 2016 he was President of Colgate-North America and Global Sustainability for Colgate-Palmolive Company. From 2010 to 2013 he was the President of Colgate - Latin America. From 2007 to 2010, he was president of Colgate - Asia.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•  Global operating and management experience, including as Chief Executive Officer at a large international manufacturer and as President of major divisions of a consumer products company

•  Expertise in branding, marketing, finance, sales, strategic planning and international business development

•  Independent of Company

Age 55 Director since 2014 Former Group President, Kimberly-Clark International

Elane B. Stock served as Group President of Kimberly-Clark International, a division of Kimberly-Clark Corporation, a global consumer products company, from 2014 to 2016. From 2012 to 2014 she was the Group President for Kimberly-Clark Professional. Prior to this role, Ms. Stock was the Chief Strategy Officer of Kimberly-Clark Corporation. Earlier in her career, Ms. Stock was a partner at McKinsey & Company in the U.S. and Ireland, where she was the Managing Director. Ms. Stock currently serves on the Board of Equifax Inc. and Reckitt Benckiser.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•  Global operating and management experience, including as group president of a consumer products company

•  Expertise in branding, marketing, finance, sales, strategic planning and international business development

•  Public company directorship experience and committee experience

•  Independent of Company

Age 52 Director since 2020 Chief Executive Officer, Godiva Chocolatier

Annie Young-Scrivner is the Chief Executive Officer of Godiva Chocolatier, Inc., a manufacturer of Belgian chocolates and related products owned by Yıldız Holding. She has served in this role since September 2017. Prior to joining Godiva in August 2017, Ms. Young-Scrivner was Executive Vice President, Global Digital & Loyalty Development with Starbucks Corporation from 2015 until her departure in April 2017. At Starbucks, Ms. Young-Scrivner also served as President, Teavana & Executive Vice President of Global Tea from 2014 to 2015, Global Chief Marketing Officer & President of Tazo Tea from 2009 to 2012, and President of Starbucks Canada from 2012 to 2014. Prior to joining Starbucks, Ms. Young-Scrivner held senior leadership positions at PepsiCo, Inc. in sales, marketing and general management, including her role as Region President of PepsiCo Foods Greater China from 2006 to 2008. She has been a director of Tiffany & Co. since 2018, and has previously served as a director of Macy’s, Inc.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•  Operating and management experience, including as Chief Executive Officer of a global chocolatier

•  Public company directorship and committee experience

•  Independent of Company

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If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2021 Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

Director Compensation

How are directors compensated?

Employee Directors. Employee directors do not receive additional compensation for serving on the Board of Directors.

Non-Employee Directors Annual Compensation. The annual compensation for each non-employee Director is summarized in the table below. For 2019, each non-employee Director received an annual stock grant retainer with a fair market value of $260,000. Directors may request to receive up to one-half of their stock retainer in cash. The request must be submitted to the Chair of the Management Planning and Development Committee. Directors may also defer payment of their retainers pursuant to the Directors Deferred Compensation Plan. Deferrals are invested in phantom Company stock and paid out in shares of Company stock. Deferrals may not be made for less than two years

Chairman of the Board and Committee Chairperson Retainers. In recognition of their added duties, the Chairman of the Board (Mr. Cornell in 2019) receives an additional $170,000 stock retainer annually and the Chairs of the Audit Committee (Mr. Nelson in 2019), Management Planning and Development Committee (Mr. Connor in 2019) and the Nominating and Governance Committee (Ms. Graddick-Weir in 2019) each receive an additional $25,000, $20,000 and $15,000 annual stock retainer, respectively. These committee chairperson retainers were paid in February of 2019.

Initial Stock Grant upon Joining Board. Non-employee directors also receive a one-time stock grant with a fair market value of $25,000 on the date of grant upon joining the Board, distribution of which is deferred until termination from the Board.

Matching Gifts. To further YUM’s support for charities, non-employee directors are able to participate in the YUM! Brands, Inc. Matching Gifts Program on the same terms as members of YUM’s Global Leadership Team. Under this program, the YUM! Brands Foundation will match up to $10,000 a year in contributions by the director to a charitable institution approved by the YUM! Brands Foundation. At its discretion, the Foundation may match director contributions exceeding $10,000.

Insurance. We also pay the premiums on directors’ and officers’ liability and business travel accident insurance policies. The annual cost of this coverage was approximately $2 million. This is not included in the tables below as it is not considered compensation to the directors.

In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. The Board reviews each element of director compensation at least every two years.

In November 2019, the Management Planning and Development Committee of the Board (“Committee”) benchmarked the Company’s director compensation against director compensation from the Company’s Executive Peer Group discussed at page 51. Data for this review was prepared for the Committee by its independent consultant, Meridian Compensation Partners LLC. This data revealed that the Company’s total director compensation was at market median measured against this benchmark, that the retainer paid to our Non-Executive Chairman is at market median and that the retainers paid to the Chairpersons of the Audit Committee and the Management Planning and Development Committee were consistent with market practice. The data also revealed that the retainer paid to the Chairperson of the Nominating and Governance Committee was approximately $5,000 below market median. Based on this data, the Committee recommended no changes to the annual amount paid to all non-employee Directors and to our Non-Executive Chairman. In addition, the retainer paid to the Chairperson of the Nominating and Governance Committee was increased by $5,000 to $20,000 annually. The retainers paid to the other committee chairpersons were not increased.

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Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option/SAR Awards ($)(2)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Alves, Paget	—	270,000	—	—	260,000
Cavanagh, Michael	—	260,000	—	—	260,000
Connor, Christopher	—	273,333	—	—	273,333
Cornell, Brian	—	408,333	—	—	408,333
Domier, Tanya	—	260,000	—	—	260,000
Graddick-Weir, Mirian	—	270,000	—	—	270,000
Nelson, Thomas	—	285,000	—	—	285,000
Skala, Justin	—	260,000	—	—	260,000
Stock, Elane	—	260,000	—	—	260,000
Walter, Robert	—	303,333	—	—	293,333

(1)

Amounts in column (c) represent the grant date fair value for annual stock retainer awards, Committee Chairperson retainer awards, Non-Executive Chairman awards granted to directors in 2019 and charitable matching gifts. Retainer awards are pro-rated for partial years of service.

(2)	At December 31, 2019, the aggregate number of stock appreciation rights (“SARs”) awards outstanding for each non-employee director was:

Name	SARs
Alves, Paget	—
Cavanagh, Michael	18,531
Connor, Christopher	—
Cornell, Brian	6,491
Domier, Tanya	—
Graddick-Weir, Mirian	22,752
Nelson, Thomas	30,949
Skala, Justin	4,646
Stock, Elane	10,003
Walter, Robert	30,949

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What are the Company’s policies and procedures with respect to related person transactions?

Under the Company’s policies and procedures for the review of related person transactions the Nominating and Governance Committee reviews related person transactions in which we are or will be a participant to determine if they are in the best interests of our shareholders and the Company. Transactions, arrangements, or relationships or any series of similar transactions, arrangements or relationships in which a related person had or will have a material interest and that exceed $100,000 are subject to the Nominating and Governance committee’s review. Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberation or vote respecting approval or ratification of the transaction.

Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock and their immediate family members. Immediate family members are spouses, parents, stepparents, children, stepchildren, siblings, daughters-in-law, sons-in-law and any person, other than a tenant or domestic employee, who resides in the household of a director, director nominee, executive officer or holder of 5% or more of our voting stock.

After its review, the Nominating and Governance Committee may approve or ratify the transaction. The related person transaction policies and procedures provide that certain transactions are deemed to be pre-approved, even though they exceed $100,000. Pre-approved transactions include employment of executive officers, director compensation, and transactions with other companies if the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of that other company’s total revenues and the related person is not an executive officer of that other company.

Does the Company require stock ownership by directors?

The Board believes that the number of shares of the Company’s common stock owned by each non-management director is a personal decision; however, the Board strongly supports the position that non-management directors should own a meaningful number of shares in the Company and expects that each non-management director will (i) own Company common shares with a value of at least five times the annual Board retainer; (ii) accumulate those shares during the first five years of the director’s service on the Board; and (iii) hold these shares at least until the director departs the Board. Each director may sell enough shares to pay taxes in connection with the receipt of their retainer or the exercise of stock appreciation rights and the ownership guideline will be adjusted to reflect the sale to pay taxes.

How much YUM stock do the directors own?

Stock ownership information for each director is shown in the table on page 34.

Does the Company have stock ownership guidelines for executives and senior management?

The Committee has adopted formal stock ownership guidelines that set minimum expectations for executive and senior management ownership. These guidelines are discussed on page 53.

The Company has maintained an ownership culture among its executive and senior managers since its formation. Substantially all executive officers and members of senior management hold stock well in excess of the guidelines.

How Can Shareholders Nominate for the Board?

Director nominations for inclusion in YUM’s proxy materials (Proxy Access). Our bylaws permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of YUM stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in YUM’s proxy materials director nominees constituting up to 20% of YUM’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in YUM’s bylaws. Notice of proxy access director nominees for the 2021 Annual Meeting of Shareholders must be received by us no earlier than November 4, 2020, and no later than December 4, 2020.

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Director nominations to be brought before the 2021 Annual Meeting of Shareholders. Director nominations that a shareholder intends to present at the 2021 Annual Meeting of Shareholders, other than through the proxy access procedures described above, must have been received no later than February 13, 2021. These nominations must be submitted by a shareholder in accordance with the requirements specified in YUM’s bylaws.

Where to send director nominations for the 2021 Annual Meeting of Shareholders. Director nominations brought by shareholders must be delivered to YUM’s Corporate Secretary by mail at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213 and received by YUM’s Corporate Secretary by the dates set forth above.

What is the Board’s leadership structure?

On November 16, 2018, Brian C. Cornell assumed the position of Non-Executive Chairman of the Board. He was preceded in that position by Robert D. Walter, who had held that position since May 20, 2016. Applying our Corporate Governance Principles, the Board determined that based on Mr. Cornell’s independence, it would not appoint a Lead Director when Mr. Cornell became Non-Executive Chairman.

The Nominating and Governance Committee annually reviews the Board’s leadership structure and evaluates the performance and effectiveness of the Board of Directors. The Board retains the authority to modify its leadership structure in order to stay current with our Company’s circumstances and advance the best interests of the Company and its shareholders as and when appropriate. The Board’s annual self-evaluation includes questions regarding the Board’s opportunities for open communication and the effectiveness of executive sessions.

The Company’s Governance Principles provide that the Chief Executive Officer (“CEO”) may serve as Chairman of the Board. These Principles also provide for an independent Lead Director, when the CEO is serving as Chairman. During 2019, our CEO did not serve as Chairman. Our Board believes that Board independence and oversight of management are effectively maintained through a strong independent Chairman or Lead Director and through the Board’s composition, committee system and policy of having regular executive sessions of non-employee directors, all of which are discussed below. As Non-Executive Chairman, Mr. Cornell is responsible for supporting the CEO on corporate strategy along with leadership development. Mr. Cornell also works with the CEO in setting the agenda and schedule for meetings of the Board, in addition to performing the duties that would otherwise be performed by a Lead Director, as described below.

As CEO, Mr. Gibbs is responsible for leading the Company’s strategies, organization design, people development and culture, and for providing the day-to-day leadership over operations.

To ensure effective independent oversight, the Board has adopted a number of governance practices discussed below.

What are the Company’s governance policies and ethical guidelines?

•

Board Committee Charters. The Audit, Management Planning and Development, and Nominating and Governance Committees of the YUM Board of Directors operate pursuant to written charters. These charters were approved by the Board of Directors and reflect certain best practices in corporate governance. These charters comply with the requirements of the NYSE. Each charter is available on the Company’s website at https://investors.yum.com/governance/committee-composition-and-charters/.

•

Governance Principles. The Board of Directors has documented its corporate governance guidelines in the YUM! Brands, Inc. Corporate Governance Principles. These guidelines are available on the Company’s website at https://investors.yum.com/governance/governance-documents/.

•

Ethical Guidelines. YUM’s Global Code of Conduct was adopted to emphasize the Company’s commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report misconduct, ethical or accounting concerns, or other violations of the Code of Conduct in a confidential manner. The Code of Conduct applies to the Board of Directors and all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. Our directors and the senior-most employees in the Company are required to regularly complete a conflicts of interest questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company’s website at https://investors.yum.com/governance/governance-documents/. The Company intends to post amendments to or waivers from its Code (to the extent applicable to the Board of Directors or executive officers) on this website.

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What other significant Board practices does the Company have?

•

Private Executive Sessions. Our non-management directors meet in executive session at each regular Board meeting. The executive sessions are attended only by the non-management directors and are presided over by the Lead Director or our Non-Executive Chairman, as applicable. Our independent directors meet in executive session at least once per year.

•	Role of Lead Director. Our Governance Principles require the election, by the independent directors, of a Lead Director when the CEO is also serving as Chairman.

The Board currently does not have a Lead Director, and the duties of the Lead Director are fulfilled by Mr. Cornell as Non-Executive Chairman. Since Mr. Cornell is independent, the Board determined that it would not appoint a separate Lead Director upon Mr. Cornell’s appointment as Non-Executive Chairman.

The Lead Director position is structured so that one independent Board member is empowered with sufficient authority to ensure independent oversight of the Company and its management. The Lead Director position has no term limit and is subject only to annual approval by the independent members of the Board. Based upon the recommendation of the Nominating and Governance Committee, the Board has determined that the Lead Director, when appointed, is responsible for:

(a)

Presiding at all executive sessions of the Board and any other meeting of the Board at which the Chairman is not present, and advising the Chairman and CEO of any decisions reached or suggestions made at any executive session,

(b)	Approving in advance agendas and schedules for Board meetings and the information that is provided to directors,

(c)	If requested by major shareholders, being available for consultations and direct communication,

(d)	Serving as a liaison between the Chairman and the independent directors, and

(e)	Calling special meetings of the independent directors.

•

Advance Materials. Information and data important to the directors’ understanding of the business or matters to be considered at a Board or Board Committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

•

Board and Committees’ Evaluations. The Board has an annual self-evaluation process that is led by the Nominating and Governance Committee. This assessment focuses on the Board’s contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. As a part of this process, each Board member completes an individual written questionnaire and a personal interview, the results of which are summarized and discussed in an executive session. In addition, the Audit, Management Planning and Development and Nominating and Governance Committees also each conduct similar annual self-evaluations.

•

Majority Voting Policy. Our Articles of Incorporation require majority voting for the election of directors in uncontested elections. This means that director nominees in an uncontested election for directors must receive a number of votes “for” his or her election in excess of the number of votes “against.” The Company’s Governance Principles further provide that any incumbent director who does not receive a majority of “for” votes will promptly tender to the Board his or her resignation from the Board. The resignation will specify that it is effective upon the Board’s acceptance of the resignation. The Board will, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, accept or reject the resignation within 90 days after the Board receives the resignation. If the Board rejects the resignation, the reason for the Board’s decision will be publicly disclosed.

What access do the Board and Board committees have to management and to outside advisors?

•

Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

•

Access to Outside Advisors. The Board and its committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Management Planning and Development Committee has the sole authority to retain compensation consultants for advice on executive compensation matters.

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What is the Board’s role in risk oversight?

The Board maintains overall responsibility for overseeing the Company’s risk management, including succession planning, food safety and cybersecurity. In furtherance of its responsibility, the Board has delegated specific risk-related responsibilities to the Audit Committee and to the Management Planning and Development Committee.

The Audit Committee engages in substantive discussions of risk management at its regular committee meetings held during the year. At these meetings, it receives functional risk review reports covering significant areas of risk from senior managers responsible for these functional areas, as well as receiving reports from the General Counsel and the Vice President, Internal Audit. Our Vice President, Internal Audit reports directly to the Chairman of the Audit Committee and our Chief Financial Officer (“CFO”). The Audit Committee also receives reports at each meeting regarding legal and regulatory risks from management and meets in separate executive sessions with our independent auditors and our Vice President, Internal Audit. The Audit Committee provides a summary to the full Board at each regular Board meeting of the risk area reviewed together with any other risk related subjects discussed at the Audit Committee meeting.

In addition, our Management Planning and Development Committee considers the risks that may be implicated by our compensation programs through a risk assessment conducted by management and reports its conclusions to the full Board.

What is the Board’s role in the Company’s global sustainability initiatives?

The Company has an integrated, Board and executive-level governance structure to oversee its global sustainability initiatives. Oversight for environmental, social and governance issues ultimately resides with the Board of Directors. The Board receives regular updates on these matters from management through the Audit Committee. At the operational level, the Chief Communications and Public Affairs Officer is responsible for overseeing the global reputation of YUM and is responsible for shaping the Citizenship and Sustainability Strategy, as approved by the Board, with the Vice President, Government Relations and Citizenship & Sustainability.

Has the Company conducted a risk assessment of its compensation policies and practices?

As stated in the Compensation Discussion and Analysis at page 35, the philosophy of our compensation programs is to reward performance by designing pay programs that incorporate team and individual performance, and shareholder return; emphasize long-term incentives; drive ownership mentality; and require executives to personally invest in Company stock.

In 2019, the Committee examined our compensation programs for all employees to determine whether they encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation practices and programs was reviewed against the key risks facing the Company in the conduct of its business. Based on this review, the Committee concluded our compensation policies and practices do not encourage our employees to take unreasonable or excessive risks.

As part of this assessment, the Committee concluded the following policies and practices of the Company’s cash and equity incentive programs serve to reduce the likelihood of excessive risk taking:

•	Our Compensation system is balanced, rewarding both short-term and long-term performance

•	Long-term Company performance is emphasized. The majority of incentive compensation for the top level employees is associated with the long-term performance of the Company

•	Strong stock ownership guidelines in place for approximately 157 senior employees are enforced

•	The annual incentive and performance share plans both cap the level of performance over which no additional rewards are paid, thereby mitigating any incentive to take unreasonable risk

•	The annual incentive target setting process is closely linked to the annual financial planning process and supports the Company’s overall strategic plan, which is reviewed and approved by the Board

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•

Compensation performance measures set for each Division are transparent and tied to multiple measurable factors, none of which exceed a 50% weighting; measures are both apparent to shareholders and drivers of returns

•	The performance which determines employee rewards is closely monitored by the Audit Committee and the full Board

•	The Company has a recoupment (clawback) policy

How does the Board determine which directors are considered independent?

The Company’s Governance Principles, adopted by the Board, require that we meet the listing standards of the NYSE. The full text of the Governance Principles can be found on the Company’s website (https://investors.yum.com/governance/governance-documents/).

Pursuant to the Governance Principles, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Governance Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under NYSE rules, with the exception of David Gibbs and Greg Creed, who are not considered independent directors because of their employment by the Company.

In determining that the other directors did not have a material relationship with the Company, the Board determined that Messrs. Alves, Barr, Connor, Nelson, Skala and Walter and Mmes. Domier, Graddick-Weir, Stock and Young-Scrivner had no other relationship with the Company other than their relationship as a director. The Board did note as discussed in the next two paragraphs that Comcast Corporation and Target Corporation, which employ Mr. Cavanagh and Mr. Cornell, respectively, each have a business relationship with the Company; however, as noted below, the Board determined that these relationships were not material to either director, Comcast Corporation or Target Corporation, and therefore determined that Mr. Cavanagh and Mr. Cornell were independent.

Brian C. Cornell is the Chairman and Chief Executive Officer of Target Corporation. During 2019, the Company received approximately $10 million in license fees from Target Corporation in the normal course of business. Divisions of the Company paid Target Corporation approximately $2 million in rebates in 2019. The Board determined that these payments did not create a material relationship between the Company and Mr. Cornell or the Company and Target Corporation as the payments represent far less than 2% of Target Corporation’s revenues. Furthermore, the licensing relationship between the Company and Target Corporation was initially entered into before Mr. Cornell joined the Board or became employed by Target Corporation. The Board determined that this relationship was not material to Mr. Cornell or Target Corporation.

Michael J. Cavanagh is the Senior Executive Vice President and Chief Financial Officer of Comcast Corporation. During 2019, the Company, its affiliates and their respective franchisees collectively paid approximately $42 million to affiliates of Comcast for broadband services. In addition, U.S. brand advertising cooperatives, to which each of the Company’s brands and their franchisees contribute funds to purchase media for advertising, purchased approximately $72 million in advertising from affiliates of Comcast. The Board determined that these payments did not create a material relationship between the Company and Mr. Cavanagh or the Company and Comcast Corporation as the payments represent far less than 2% of Comcast Corporation’s revenues.

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GOVERNANCE OF THE COMPANY

How do shareholders communicate with the Board?

Shareholders and other parties interested in communicating directly with individual directors, the non-management directors as a group or the entire Board may do so by writing to the Nominating and Governance Committee, c/o Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The Nominating and Governance Committee of the Board has approved a process for handling letters received by the Company and addressed to individual directors, non-management members of the Board or the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated individual member of the Nominating and Governance Committee copies of all such correspondence (although we do not forward commercial correspondence and correspondence duplicative in nature; however, we will retain duplicate correspondence and all duplicate correspondence will be available for directors’ review upon their request) and a summary of all such correspondence. The designated director of the Nominating and Governance Committee will forward correspondence directed to individual directors as he or she deems appropriate. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from shareholders relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Audit Committee Chair and to the internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters (described below). Correspondence from shareholders relating to Management Planning and Development Committee matters are referred to the Chair of the Management Planning and Development Committee.

What are the Company’s policies on reporting of concerns regarding accounting?

The Audit Committee has established policies on reporting concerns regarding accounting and other matters in addition to our policy on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to our General Counsel, Scott A. Catlett. If any person believes that he or she should communicate with our Audit Committee Chair, Thomas C. Nelson, he or she may do so by writing him at c/o YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, KY 40213. In addition, a person who has such a concern about the conduct of the Company or any of our employees may discuss that concern on a confidential or anonymous basis by contacting The Network at 1 (844) 418-4423. The Network is our designated external contact for these issues and is authorized to contact the appropriate members of management and/or the Board of Directors with respect to all concerns it receives. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our website at https://investors.yum.com/governance/governance-documents/.

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GOVERNANCE OF THE COMPANY

What are the Committees of the Board?

The Board of Directors has standing Audit, Management Planning and Development and Nominating and Governance Committees.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2019
Audit: Thomas C. Nelson, Chair Paget L. Alves Tanya L. Domier P. Justin Skala Elane B. Stock Annie Young-Scrivner

• Possesses sole authority regarding the selection and retention of independent auditors

• Reviews and has oversight over the Company’s internal audit function

• Reviews and approves the cost and scope of audit and non-audit services provided by the independent auditors

• Reviews the independence, qualification and performance of the independent auditors

• Reviews the adequacy of the Company’s internal systems of accounting and financial control

• Reviews the annual audited financial statements and results of the audit with management and the independent auditors

• Reviews the Company’s accounting and financial reporting principles and practices including any significant changes

• Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and the Company’s Worldwide Code of Conduct and Policy on Conflicts of Interest

• Discusses with management the Company’s policies with respect to risk assessment and risk management. Further detail about the role of the Audit Committee in risk assessment and risk management is included in the section entitled “What is the Board’s role in risk oversight?” set forth on page 21.

7

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Nelson, the Chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Nelson has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2019
Management Planning and Development: Christopher M. Connor, Chair Keith Barr Michael J. Cavanagh Brian C. Cornell Mirian M. Graddick-Weir	• Oversees the Company’s executive compensation plans and programs and reviews and recommends changes to these plans and programs • Monitors the performance of the Chief Executive Officer and other senior executives in light of corporate goals set by the Committee • Reviews and approves the compensation of the Chief Executive Officer and other senior executive officers • Reviews management succession planning	4

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GOVERNANCE OF THE COMPANY

The Board has determined that all of the members of the Management Planning and Development Committee are independent within the meaning of the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2019
Nominating and Governance: Mirian M. Graddick-Weir, Chair Michael J. Cavanagh Brian C. Cornell Thomas C. Nelson	• Identifies and proposes to the Board suitable candidates for Board membership • Advises the Board on matters of corporate governance • Reviews and reassesses from time to time the adequacy of the Company’s Corporate Governance Principles • Receives comments from all directors and reports annually to the Board with assessment of the Board’s performance • Prepares and supervises the Board’s annual review of director independence	4

The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.

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MATTERS REQUIRING SHAREHOLDER ACTION

ITEM 1	Election of Directors (Item 1 on the Proxy Card)

Who are this year’s nominees?

There are twelve (12) nominees recommended by the Nominating and Governance Committee of the Board of Directors for election this year to hold office until the 2021 Annual Meeting and until their respective successors are elected and qualified. Their biographies are provided above at pages 11 to 15. The biographies of each of the nominees contains information regarding the person’s service as a director, business experience, public-company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented above regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to YUM and our Board. Finally, we value their significant experience on other public company boards of directors and board committees.

There are no family relationships among any of the directors and executive officers of the Company.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR the election of these nominees.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies may be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

A nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes with respect to his or her election.

Our policy regarding the election of directors can be found in our Governance Principles at https://investors.yum.com/governance/governance-documents/ and at page 19 under “What other significant Board practices does the Company have? — Majority Voting Policy.”

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MATTERS REQUIRING SHAREHOLDER ACTION

ITEM 2	Ratification of Independent Auditors (Item 2 on the Proxy Card)

What am I voting on?

A proposal to ratify the selection of KPMG LLP (“KPMG”) as our independent auditors for fiscal year 2020. The Audit Committee of the Board of Directors has selected KPMG to audit our consolidated financial statements. During fiscal 2019, KPMG served as our independent auditors and also provided other audit-related and non-audit services.

Will a representative of KPMG be present at the meeting?

Representatives of KPMG will attend at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If the selection of KPMG is not ratified, the Audit Committee will reconsider the selection of independent auditors.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR approval of this proposal.

What were KPMG’s fees for audit and other services for fiscal years 2019 and 2018?

The following table presents fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements for 2019 and 2018, and fees billed for audit-related services, tax services and all other services rendered by KPMG for 2019 and 2018.

	2019	2018
Audit fees(1)	$6,552,000	$5,456,000
Audit-related fees(2)	$405,000	343,000
Tax fees(3)	$223,000	563,000
All other fees		0
TOTAL FEES	$7,180,000	$6,362,000

(1)

Audit fees include fees for the audit of the annual consolidated financial statements, reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports, audits of the effectiveness of the Company’s internal controls over financial reporting, statutory audits and services rendered in connection with the Company’s securities offerings including comfort letters and consents.

(2)	Audit-related fees include fees associated with audits of financial statements and certain employee benefit plans, agreed upon procedures and other attestations.

(3)	Tax fees consist principally of fees for international tax compliance, tax audit assistance, as well as value added tax and other tax advisory services.

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MATTERS REQUIRING SHAREHOLDER ACTION

What is the Company’s policy regarding the approval of audit and non-audit services?

The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services, including tax services, proposed to be provided to the Company by its independent auditors. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements pursuant to the Audit Committee’s pre-approval policy. The Audit Committee may delegate pre-approval authority to one of its independent members and has currently delegated pre-approval authority up to certain amounts to its Chair.

Pre-approvals for services are granted at the January Audit Committee meeting each year. Any incremental audit or permitted non-audit services which are expected to exceed the relevant budgetary guideline must subsequently be pre-approved. In considering pre-approvals, the Audit Committee reviews a description of the scope of services falling within pre-designated services and imposes specific budgetary guidelines. Pre-approvals of designated services are generally effective for the succeeding 12 months.

The Corporate Controller monitors services provided by the independent auditors and overall compliance with the pre-approval policy. The Corporate Controller reports periodically to the Audit Committee about the status of outstanding engagements, including actual services provided and associated fees, and must promptly report any non-compliance with the pre-approval policy to the Chair of the Audit Committee. The complete policy is available on the Company’s website at https://investors.yum.com/governance/committee-composition-and-charters/.

ITEM 3	Advisory Vote on Executive Compensation (Item 3 on the Proxy Card)

What am I voting on?

In accordance with SEC rules, we are asking shareholders to approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.

Our Performance-Based Executive Compensation Program Attracts and Retains Strong Leaders and Closely Aligns with Our Shareholders’ Interests

Our performance-based executive compensation program is designed to attract, reward and retain the talented leaders necessary for our Company to succeed in the highly competitive market for talent, while maximizing shareholder returns. This approach has made our management team a key driver in the Company’s strong performance over both the long- and short-term. We believe that our compensation program has attracted and retained strong leaders, and is closely aligned with the interests of our shareholders.

In deciding how to vote on this proposal, we urge you to read the Compensation Discussion and Analysis section of this proxy statement, beginning on page 35, which discusses in detail how our compensation policies and procedures operate and are designed to meet our compensation goals and how our Management Planning and Development Committee makes compensation decisions under our programs.

Accordingly, we ask our shareholders to vote in favor of the following resolution at the Annual Meeting:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation awarded to our Named Executive Officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in this proxy statement.

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MATTERS REQUIRING SHAREHOLDER ACTION

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Management Planning and Development Committee will review the voting results and consider shareholder concerns in their continuing evaluation of the Company’s compensation program. Unless the Board of Directors modifies its policy on the frequency of this advisory vote, the next advisory vote on executive compensation will be held at the 2021 Annual Meeting of Shareholders.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR approval of this proposal.

ITEM 4	Shareholder Proposal Regarding Issuance of Annual Reports on Efforts to Reduce Deforestation (Item 4 on the Proxy Card)

What am I voting on?

SumOfUs on behalf of Mr. Keith Schnip, Ms. Lisa Haage and the Franciscan Sisters of Perpetual Adoration, has advised us that it intends to present the following shareholder proposal at the Annual Meeting. We will furnish the address and share ownership of the proponent upon request. In accordance with federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by the proponent. We are not responsible for the content of the proposal or any inaccuracies it may contain.

Resolved: Shareholders request that Yum! Brands, Inc. (“YUM”) report annually to investors, at reasonable expense and excluding proprietary information, on how the company is curtailing the impact on the Earth’s climate caused by deforestation in YUM’s supply chain. The report should include quantitative metrics on supply chain impacts on deforestation and progress on goals for reducing such impacts.

Supporting Statement:

YUM utilizes beef, soy, palm oil, and pulp/paper in its business: the leading drivers of deforestation globally. But YUM’s limited action on deforestation sets the company behind peers like McDonald’s and exposes the company to significant business risks, given the link between deforestation and climate change. These include supply chain unreliability, brand damage, and failure to meet shifting consumer and market expectations.

A 2019 IPCC report that stated that “Agriculture, forestry and other types of land use account for 23% of human greenhouse gas emissions” and urged the world to halt deforestation1. Six million people participated in global climate strikes in September 2019, and consumers are increasingly making choices to reduce their environmental footprint. Yet YUM is still sourcing from Cargill and JBS, the two companies most responsible for the Amazon fires2.

Deforestation has attracted significant attention from civil society, business and governments. Value chains that are illegally engaged in deforestation are vulnerable to interruption with new regulations and enforcement. In the EU, regulators are planning new laws that will require companies to demonstrate that goods they put on the EU market are not tainted with deforestation or human rights abuses3.

The SCRIPT Soft Commodity Risk Platform scores YUM at 24 out of 100 due to lack of a strategy for addressing deforestation, risk awareness, board oversight, traceability, and time-bound targets4. Where 4 policies have been adopted, there is a lack of transparency on implementation or they are limited in scope. For example YUM does not disclose its palm oil mill lists, which is an essential first step in verifying no deforestation or exploitation in its supply chain. Lack of transparency erodes investor and consumer confidence.

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MATTERS REQUIRING SHAREHOLDER ACTION

Proponents believe meaningful indicators in a report like the one we request could include:

•

For key commodities that YUM sources such as palm oil, soy, beef, and pulp/paper, the proportion that can be traced back to its source, and the proportion verified as not contributing to physical expansion into peatlands or forests using High Carbon Stock Approach methods, and including the supply chain across all geographies;

•

Tracking these figures against an anticipated timeframe (as established by management) for meeting its sourcing goals for each commodity consistent with the criteria above, including processes for verification, supplier non-compliance protocols, supplier suspension procedures, and trackable grievance processes.

We urge shareholders to support this proposal.

(1) https://www.ipcc.ch/2019/08/08/land-is-a-critical-resource_srccl/

(2) https://stories.mightyearth.org/amazonfires/index.html

(3) https://ec.europa.eu/environment/forests/eu_comm_2019.htm

(4) https://www.script.finance/tool/portfolio-risk/companies/973

What is the Company’s position regarding this proposal?

Management Statement in Opposition to Shareholder Proposal

Our Board of Directors unanimously recommends that stockholders vote AGAINST this proposal, as it would be duplicative of efforts the Company has already undertaken. We have already established and disclosed policies and time-bound, measurable goals for sourcing sustainable palm oil, soy, beef and fiber for paper packaging, the commodities specifically mentioned in the proposal. Moreover, the Company currently has in place procedures designed to mitigate deforestation risk and ensure that issues are identified and addressed in a timely manner.

Our approach to sustainability initiatives is guided by impact: we focus our efforts where we have the ability to influence meaningful outcomes. Implementing this proposal would divert time and resources that the Company has determined would be better used to support our strategy to target our sustainability efforts on areas that will provide the most meaningful impact, without providing a significant corresponding benefit to the Company.

Sustainable sourcing, including minimizing deforestation risk, has been a significant priority for the Company in recent years as our sustainability strategy has evolved. The Company understands the significance of deforestation as a critical issue globally, and especially as the issue relates to several commodity supply chains. As a result, the Company pays significant attention to this issue and makes available numerous related disclosures on the Company’s website, including its (i) Global Citizenship & Sustainability Progress Update and Reports (these full-year sustainability and progress reports are produced to disclose progress on an annual basis), (ii) CDP Climate, Water and Forest Reponses (produced on an annual basis), (iii) Supplier Code of Conduct, (iv) Global Forest Stewardship Policy, and (v) Paper-Based Packaging Sourcing Policy. Each of these reports and policies are available on the Company’s website at https://www.yum.com/citizenship.

Additional reporting on our deforestation policy would divert time, effort and resources away from the efforts that the Company determined will allow for it to make the most meaningful impact. For this reason, and other reasons outlined below, we believe that the request by the proponent is unnecessary and has the potential to divert resources with no corresponding benefit to the Company, our customers, or our shareholders.

Why does the Company oppose the proposal?

Specifically related to the identification and communication of potential climate impact caused by deforestation, the Company has the following in place:

•

Public statements, polices and goals on deforestation issues. The Company maintains a public website with policy statements representing our informed views and opinions on industry-related issues. Notably, we have implemented policies and set goals for sourcing sustainable palm oil, soy, beef and fiber for paper packaging that seek to mitigate the impact of deforestation. Select policies include our:

• Global Forest Stewardship Policy - focuses on four commodities that impact forests: palm oil, paper-based packaging, beef, and soy. In the Global Forest Stewardship Policy, the company sets the following goals for itself and its suppliers: (i) no development on High Conservation Value (HCV) landscape or High Carbon Stock (HCS) forests; (ii) no development on peatlands, regardless of depth, and use of best management practices for existing plantations on peat; (iii) compliance with country laws and regulations and the Company Supplier Code of Conduct; and (iv) prevention and resolution of social and/or land conflicts consistent with the principle of free prior and

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MATTERS REQUIRING SHAREHOLDER ACTION

informed consent. The Company’s Global Forest Stewardship Policy also reiterates the Company’s adoption of the New York Declaration on Forests (“NYDF”) as a central component of its forest policy (discussed below).

• Paper-Based Packaging Sourcing Policy - provides the following sustainable sourcing principles designed to guide packaging procurement decisions: (i) the Company does not purchase products made with fiber from illegal or unwanted sources, including wood harvested from forests that have been converted to plantations or non-forest use, wood from High Conservation Value forests (unless those forests are credibly certified), wood where the source forest and species are unknown, wood harvested in a manner that violates human rights, and wood harvested in a way that violates local or international laws; (ii) the Company gives preference to suppliers that are certified by the Forest Stewardship Council (FSC), the Programme for the Endorsement of Forestry Certification (PEFC), or the Sustainable Forestry Initiative (SFI); (iii) the Company will increase the amount of recycled content used in its paper-based packaging; and (iv) the Company will work to ensure compliance with its policies. Collectively, these principles guide the Company in prioritizing sustainable packaging.

• Disclosed Goals - The 2018 Global Citizenship & Sustainability Progress Update sets forth various Company supply chain goals and progress made towards achieving those goals, which include quantitative metrics. The Company disclosed the following goals related to reducing the impact its supply chain has with respect to each of the four commodities identified in the Proposal as the leading drivers of deforestation: beef, soy, palm oil and pulp/paper:

(i) source 100% of palm oil used for cooking from responsible and sustainable sources by the end of 2018;

(ii) purchase 100% of paper-based packaging with fiber from responsibly managed forests and recycled sources by the end of 2020;

(iii) eliminate deforestation from the production of agriculture commodities such as palm oil, soy, paper and beef products no later than 2020;

(iv) halve the rate of loss of natural forest globally by 2020; and

(v) end natural forest loss by 2030.

•

Comprehensive voluntary disclosure on environmental sustainability issues. On a biennial basis, with updates during intervening years, the Company publishes its Global Citizenship & Sustainability Report (discussed in more detail below) at http://www.yum.com/citizenship. Included in the Report are the Company’s commitments in the material sustainability areas of food, planet and people. Progress updates for these commitments, including goals related to the minimization of forest risks, are included in the Report. In addition, the Company discloses its climate, water and forests practices through CDP on an annual basis (discussed in more detail below).

• 2018 Global Citizenship & Sustainability Progress Update - A full-year sustainability report that discloses annual progress, with indications throughout that decreasing the impact of deforestation in the Company’s supply chain is recognized as a key priority for the Company. The update discloses that the Company participates in comprehensive voluntary annual disclosures including CDP Climate, Forests, and Water (discussed in more detail below), the Dow Jones Sustainability Index and the Roundtable on Sustainable Palm Oil (“RSPO”) Annual Communication of Progress, and also that the Company continues to address the United Nations Sustainable Development Goals including those on Responsible Consumption and Production and Climate Action. The most recent Report disclosed that the Company increased its engagement in several key commodities and expanded its deforestation commitments beyond palm and timber, to now include beef and soy. The report also highlighted that in 2018 the Company endorsed the NYDF, which sets the private sector goals of (i) eliminating deforestation from the production of agriculture commodities such as palm oil, soy, paper and beef products no later than 2020, (ii) halving the rate of loss of natural forest globally by 2020, and (iii) ending natural forest loss by 2030. Within the Company’s four primary supply chains, palm oil has a time-bound goal of 2018, while paper packaging, beef, and soy all align with time-bound goals of 2020. The Company reports on its progress towards meeting these goals annually in its CDP Forests Responses as well as in its annual Global Citizenship and Sustainability Progress Report or Update.

• CDP Reporting on the topics of Forests, Water, and Climate – This contains detailed responses to CDP’s annual questionnaires. The 2019 Forests CDP Response provides quantitative metrics specifically relating to the procurement and use of timber and palm oil in the Company’s supply chain, including percentage of procurement spend, percentage of revenue dependent on commodity, and consumption data. The Company disclosed in its response that sustainable sourcing is one of the Company’s top material issues. In its 2019 Forests CDP Response, the Company also disclosed two of its long-term sustainability objectives: (i) to design, build and operate restaurants to be measurably more sustainable using green building standards to drive reductions in energy, GHG emissions,

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STOCK OWNERSHIP INFORMATION

waste and water use and to report progress annually through CDP disclosures, and (ii) to reduce supply chain impact on deforestation though objectives including the sourcing 100% of palm oil used for cooking and paper-based packaging from responsible and sustainable sources.

•

Collaboration with industry groups. The Company’s palm oil and fiber policies and goals were developed in partnership with the World Wildlife Fund (WWF), which provides companies with practical counsel around sustainable food sourcing. The Company plans to take additional steps by continuing to engage with WWF and focus on the Brazil supply chain by undertaking a landscape analysis and strategic implementation plan to deliver on its no deforestation commitments. In the area of sustainable palm oil sourcing specifically, the Company is a member of RSPO and in 2019 reported its progress through that organization for the first time.

•

Integrated, executive-level governance structure to oversee the Company’s global sustainability initiatives. Oversight for environmental, social and governance (ESG) issues ultimately resides with the Yum! Brands Board of Directors, briefed through its Audit Committee on a regular basis. At the operational level, the Chief Communications and Public Affairs Officer oversees the global reputation of Yum! and is responsible for shaping the Citizenship and Sustainability Strategy with the Vice President, Global Government Affairs & Sustainability.

Given the extensive efforts the Company is already making in reporting on its deforestation policy, additional reporting is not prudent and would divert time, effort and resources that away from the our deforestation strategy. For this reason, and other reasons outlined above, we believe that the request by the proponent is unnecessary, and has the potential to divert resources with no corresponding benefit to the Company, our customers, or our shareholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote AGAINST this proposal.

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STOCK OWNERSHIP INFORMATION

Who are our largest shareholders?

This table shows ownership information for each YUM shareholder known to us to be the owner of 5% or more of YUM common stock. This information is presented as of December 31, 2019, and is based on a stock ownership report on Schedule 13G filed by such shareholders with the SEC and provided to us.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Blackrock Inc. 55 East 52nd Street New York, NY 10055	25,501,341	(1)	8.40%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	23,580,417	(2)	7.79%
Magellan Asset Management Limited 19 Martin Place Sydney, NSW, 2000, Australia	20,434,152	(3)	6.76%
State Street Corporation One Lincoln Street, Boston, MA, 02111	16,189,031	(4)	5.35%

(1)	The filing indicates sole voting power for 22,699,630 shares, shared voting power for 0 shares, sole dispositive power for 25,501,341 shares and shared dispositive power for 0 shares.

(2)	The filing indicates sole voting power for 466,263 shares, shared voting power for 132,471 shares, sole dispositive power of 23,007,088 shares and shared dispositive power for 573,329 shares.

(3)	The filing indicates sole voting power for 17,454,842 shares, shared voting power for 0 shares, sole dispositive power for 20,434,152 shares and shared dispositive power for 0 shares.

(4)	The filing indicates sole voting power for 0 shares, shared voting power for 14,313,055 shares, sole dispositive power for 0 shares and shared dispositive power for 14,381,056 shares.

How much YUM common stock is owned by our directors and executive officers?

This table shows the beneficial ownership of YUM common stock as of December 31, 2019 by

•	each of our directors,

•	each of the executive officers named in the Summary Compensation Table on page 56, and

•	all directors and executive officers as a group.

Unless we note otherwise, each of the following persons and their family members have sole voting and investment power with respect to the shares of common stock beneficially owned by him or her. None of the persons in this table (nor the Directors and executive officers as a group) holds in excess of one percent of the outstanding YUM common stock. Please see table above setting forth information concerning beneficial ownership by holders of five percent or more of YUM’s common stock. Directors and executive officers as a group, beneficially own approximately 0.72%.

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EXECUTIVE COMPENSATION

The table shows the number of shares of common stock and common stock equivalents beneficially owned as of December 31, 2019. Included are shares that could have been acquired within 60 days of December 31, 2019 through the exercise of stock options, stock appreciation rights (“SARs”) or distributions from the Company’s deferred compensation plans, together with additional underlying stock units as described in footnote (4) to the table. Under SEC rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right.

	Beneficial Ownership
Name	Number of Shares Beneficially Owned(1)	Options/ SARs Exercisable within 60 Days(2)	Deferral Plans Stock Units(3)	Total Beneficial Ownership	Additional Underlying Stock Units(4)	Total
Greg Creed(5)	188,345	509,071	187,964	885,380	37,268	922,648
Paget Alves	3,235	—	—	3,235	6,272	9,507
Michael J. Cavanagh	10,000	4,622	—	14,622	23,725	38,347
Christopher Connor	—	—	—	—	7,786	7,786
Brian C. Cornell	452	1,633	—	2,085	15,674	17,759
Tanya Domier(5)	2,652	—	—	2,652	5,398	8,050
Mirian M. Graddick-Weir	—	5,767	—	5,767	27,052	32,819
Thomas C. Nelson	13,401	8,517	—	21,918	65,197	87,115
Justin Skala	2,150	1,176	—	3,326	9,891	13,217
Elane B. Stock	4,019	2,455	—	6,474	13,362	19,836
Robert D Walter(5)	112,284	8,517	—	120,801	53,582	174,383
David Gibbs	41,266	239,134	51,760	332,160	71,987	404,147
Christopher Turner	—	—	—	—	12,701	12,701
Anthony Lowings	46,394	112,439	1,668	160,501	240	160,741
Mark King	—	—	—	—	21,168	21,168
Tracy Skeans	6,282	41,925	22,893	71,100	1,147	72,247
All Directors and Executive Officers as a Group (19 persons)	440,536	1,051,981	273,321	1,765,838	405,437	2,171,275

(1)	Shares owned outright. These amounts include the following shares held pursuant to YUM’s 401(k) Plan as to which each named person has sole voting power:

• Ms. Skeans, 2,542

• Mr. Lowings 1,034

• all executive officers as a group, 3,576 shares

(2)

The amounts shown include beneficial ownership of shares that may be acquired within 60 days pursuant to SARs awarded under our employee or director incentive compensation plans. For SARs, we report the shares that would be delivered upon exercise (which is equal to the number of SARs multiplied by the difference between the fair market value of our common stock at year-end and the exercise price divided by the fair market value of the stock).

(3)

These amounts shown reflect units denominated as common stock equivalents held in deferred compensation accounts for each of the named persons under our Director Deferred Compensation Plan or our Executive Income Deferral Program and include full value awards. Amounts payable under these plans will be paid in shares of YUM common stock at termination of directorship/employment or within 60 days, if so elected.

(4)

The amounts shown include units denominated as common stock equivalents held in deferred compensation accounts which become payable in shares of YUM common stock at a time (a) other than at termination of directorship/employment or (b) after 60 days and which may be distributed as a lump sum or in installments.

(5)	For Mr. Creed, 163,279 of these shares are held by a family LLC of which Mr. Creed is the manager. For Ms. Domier and Mr. Walter, these shares are held in a trust.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of YUM common stock to file with the SEC reports of their ownership and changes in their ownership of YUM common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish YUM with copies of all ownership reports they file with the SEC. To our knowledge,

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based solely on a review of the copies of such reports furnished to YUM and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements during fiscal 2019.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and program, the compensation decisions of the Management Planning and Development Committee (the “Committee”) for our named executive officers (“NEOs”) and factors considered in making those decisions.

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EXECUTIVE COMPENSATION

I.	Executive Summary

A.	YUM 2019 Performance

In 2016 we launched a series of initiatives to transform the Company, centering on a new multi-year strategy to accelerate growth, reduce volatility and increase capital returns to shareholders. As part of this strategy, we intended to own fewer than 1,000 restaurants (to become at least 98% franchised), reduce annual capital expenditures and to improve our efficiency by lowering general and administrative expenses as a percentage of system sales to 1.7%. As of the end of 2019, we have successfully achieved each of these transformation goals. In doing so, we have become a more focused, more franchised and more efficient business, which we believe will allow us to accelerate growth and create significant long-term value for our stakeholders. The completion of the transformation of Yum resulted in 2019 being a truly historic year for our Company, as we generated over $50 billion in system sales and crossed the 50,000 restaurant mark.

Our successes in 2019 were possible because of our focus on four growth drivers, each a part of our “Recipe for Growth”, which form the basis of the Company’s strategic plans to accelerate same-store sales growth and net-new restaurant development around the world. The Company remains focused on building the world’s most loved, trusted and fastest growing restaurant brands by: (i) growing Unrivaled Culture and Talent to leverage our culture and people capability to fuel brand performance and franchise success; (ii) developing Unmatched Operating Capability, by recruiting and equipping the best restaurant operators in the world to deliver great customer experiences; (iii) building Relevant, Easy and Distinctive Brands, by innovating and elevating iconic restaurant brands people trust and champion; and (iv) achieving Bold Restaurant Development, by driving market and franchise expansion with strong economics and value.

In 2019, in addition to accomplishing each of our transformation goals, our system sales grew 8% (excluding a 53rd week in 2019), including same-store sales growth of 3%. We achieved net-new unit growth of 4%, increasing our system restaurant count by 2,040 units. Our core operating profit (excluding a 53rd week in 2019) also increased approximately 11% during 2019 (see pages 27 and 31 in Item 7 of YUM’s Form 10-K for the fiscal year ended on December 31, 2019 for a discussion of System Sales and Core Operating Profit excluding the impact of a 53rd week in 2019). These results provide us with confidence that we are making meaningful progress towards our goal of building and strengthening our global KFC, Pizza Hut and Taco Bell brands. The following performance highlights illustrate the Company’s success in 2019:

(1)	Note: All comparisons are versus the same period a year ago.
(2)

System sales growth excludes the impact of foreign currency translation and a 53rd week in 2019. See pages 27 and 32 in Item 7 of YUM’s Form 10-K for the fiscal year ended on December 31, 2019 for a description of system sales and a reconciliation of GAAP Company sales to System sales.

(3)	Total shareholder return is calculated as the growth in YUM share price from the beginning of 2019 until the year-end, and includes assumed reinvestment of dividends.

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B.	Named Executive Officers

The Company’s NEOs for 2019 are as follows:

Name	Title

Greg Creed(1)	Retired Chief Executive Officer

David W. Gibbs(2)	Chief Executive Officer, Former President, Chief Operating Officer and Chief Financial Officer

Chris Turner(3)	Chief Financial Officer

Tony Lowings	Chief Executive Officer of KFC Division

Mark King(4)	Chief Executive Officer of Taco Bell Division

Tracy L. Skeans	Chief Transformation and People Officer
(1)	Mr. Creed retired from the role of Chief Executive Officer of Yum, effective December 31, 2019.
(2)

Effective January 25, 2019, Mr. Gibbs was appointed Chief Operating Officer of the Company, in addition to his prior roles as President and Chief Financial Officer. Effective August 8, 2019, Mr. Gibbs served as President and Chief Operating Officer of the Company. Effective January 1, 2020, Mr. Gibbs was appointed as Chief Executive Officer of the Company.

(3)	Mr. Turner was appointed Chief Financial Officer, effective August 8, 2019.
(4)	Mr. King was appointed Chief Executive Officer of the Taco Bell Division, effective August 5, 2019.

C.	Compensation Philosophy

The business performance of the Company is of the utmost importance in how our executives are compensated. Our compensation program is designed to both support our long-term growth model and hold our executives accountable to achieve key annual results year after year. YUM’s compensation philosophy for the NEOs is reviewed annually by the Committee and has the following objectives:

Pay Element
Objective	Base Salary	Annual Performance-Based Cash Bonuses	Long-Term Equity Performance- Based Incentives
Attract and retain the best talent to achieve superior shareholder results—To be consistently better than our competitors, we need to recruit and retain superior talent who are able to drive superior results. We have structured our compensation programs to be competitive and to motivate and reward high performers.	✓	✓	✓
Reward performance—The majority of NEO pay is performance based and therefore at risk. We design pay programs that incorporate team and individual performance goals that lead to shareholder return.		✓	✓
Emphasize long-term value creation—Our belief is simple: if we create value for shareholders, then we share a portion of that value with those responsible for the results.			✓
Drive ownership mentality—We require executives to invest in the Company’s success by owning a substantial amount of Company stock.			✓

D.	Compensation Overview

2019 Compensation Highlights

•	In January of 2019, the Committee made the following decisions and took the following actions:

•

The Committee set our CEO target compensation levels at approximately the 60th percentile of our Executive Peer Group (defined at page 51) for the CEO role, to better align with market compensation norms and internal peer equity, as well as to reflect performance and his time in role;

•	The Committee set the equity mix for our NEOs’ long-term incentive awards at 50% stock appreciation rights (“SARs”) and 50% performance share units (“PSUs”); and

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EXECUTIVE COMPENSATION

•

The Committee certified that our 2016 PSU awards under our Performance Share Plan paid out at 200% of target in 2019 based on the Company’s Total Shareholder Return (“TSR”) at the 88th percentile, compared to the S&P 500, for the 2016- 2018 performance cycle (see discussion of PSUs at page 43).

•	At our May 2019 Annual Meeting of Shareholders, shareholders approved our “Say on Pay” proposal in support of our executive compensation program, with 95% of votes cast in favor of the proposal.

•

We continued our shareholder outreach program to better understand our investors’ opinions on our compensation practices and respond to their questions. Committee and management team members from compensation, investor relations and legal continued to be directly involved in engagement efforts during 2019 that served to reinforce our open door policy. The efforts included contacting our largest 30 shareholders, representing ownership of approximately 50% of our shares (discussed further on page 49).

Compensation Changes for 2020

•

Updated the Company’s Executive Peer Group. In August 2019, the Committee approved a revised peer group to be used for NEO pay determinations beginning in 2020. The changes to the Executive Peer Group were made to better align the size of the peer group companies with YUM, and to include companies in relevant industry sectors. Many of the included companies have a global reach, multiple brands and a significant digital presence.

•

CEO Compensation. In August 2019 the Company announced that effective January 1, 2020, Mr. Gibbs would become the Company’s CEO, following Mr. Creed’s retirement. As a result of this change, the Committee made significant compensation changes to CEO pay for 2020, resulting in Mr. Gibbs’ compensation being set below the median of our Executive Peer Group. These changes, described below on page 39, continue to reinforce the pay-for-performance objective that our compensation programs have demonstrated for many years.

E.	Relationship between Company Pay and Performance

To focus on both the short-term and long-term success of the Company, approximately 90% of our CEO’s target compensation is “at-risk” pay, with the compensation paid based on Company results. If short-term and long-term financial and operational target goals are not achieved, then performance-related compensation will decrease. If target goals are exceeded, then performance-related compensation will increase. As demonstrated below, our target pay mix for our CEO emphasizes our commitment to “at-risk” pay in order to tie pay to performance. For purposes of this section, our discussion is limited to our CEO for 2019, Mr. Creed. Our other NEOs’ target compensation is subject to a substantially similar set of considerations, which are discussed in Section III, 2019 Named Executive Officer Total Direct Compensation and Performance Summary, found at pages 35 to 48 of this CD&A.

CEO Total Direct Compensation

The Committee sets the CEO’s target for total direct compensation (base salary, annual cash bonus and annual long-term incentive award value at grant date) every year to align appropriately with market data for our Executive Peer Group, taking into account the CEO’s performance, time in role and other job-related factors. For 2016 and 2017, the Committee set the

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CEO’s total compensation below the 50th percentile and for 2018, at the 50th percentile. In 2019 the Committee set the CEO’s total compensation at approximately the 60th percentile. The progression in target total compensation reflects the CEO’s growth in role and ongoing continued strong performance, as determined by the Committee. As demonstrated below, the CEO’s actual total direct compensation was above target for the last three years, reflecting the Company’s above target performance. For 2019, 63% of our CEO’s pay was in the form of long-term equity incentive compensation.

(1)

Measures of results of operations for the purpose of evaluating performance against targets set under our YUM Leaders’ Bonus Program included Adjusted Operating Profit Growth in 2017 and 2018 and Core Operating Profit excluding the impact of a 53rd week in 2019.

(2)	System sales growth excludes the impact of foreign currency translation and, for 2019, the impact of a 53rd week in 2019.
(3)	Total shareholder return is calculated as the growth in YUM share price from the beginning of the respective year until the year-end, adjusted for dividends paid.

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II.	Elements of Executive Compensation Program

Our annual executive compensation program has three primary pay components: base salary; annual performance-based cash bonuses; and long-term equity performance-based incentives. We also offer retirement and other benefits.

Element	Objective	Form
Base salary	Attract and retain high-caliber talent and provide a fixed level of cash compensation.	Cash
Annual Performance-Based Cash Bonuses	Motivate high performance and reward short-term Company, team and individual performance.	Cash
Long-Term Equity Performance-Based Incentives	Align the interests of executives with shareholders and emphasize long-term results.	SARs & PSUs
Retirement and Additional Benefits	Provide for long-term retirement income and basic health and welfare coverage.	Various

A.	Base Salary

We provide base salary to compensate our NEOs for their primary roles and responsibilities and to provide a stable level of annual compensation. A NEO’s salary varies based on the role, level of responsibility, experience, individual performance, potential and market value. Specific salary increases take into account these factors. The Committee reviews each NEO’s salary and performance annually.

B.	Annual Performance-Based Cash Bonuses

Our performance-based annual bonus program, the YUM Leaders’ Bonus Program, is a cash-based plan. The principal purpose of the YUM Leaders’ Bonus Program is to motivate and reward short-term team and individual performance that drives shareholder value.

The formula for calculating the performance-based annual bonus under the YUM Leaders’ Bonus Program is the product of the following:

Base Salary	X	Target Bonus Percentage	X	Team Performance (0 – 200%)	X	Individual Performance (0 – 150%)	=	Bonus Payout (0 – 300%)

Team Performance

In light of the Company’s transformation, which began in 2016 and continued throughout 2017, 2018 and 2019, the Committee carefully considered our strategic direction to become a pure-play franchisor and established team performance measures, targets and weights in January 2019 after receiving input and recommendations from management. The team performance targets were also reviewed by the Committee to ensure that the goals support the Company’s overall strategic objectives.

The performance targets were developed through the Company’s annual financial planning process, which takes into account KFC, Pizza Hut and Taco Bell (each, a “Division”) growth strategies, historical performance, and the expected future operating environment for each Division.

When setting targets for each specific team performance measure, the Company takes into account overall business goals and structures the target to motivate achievement of desired performance consistent with our growth commitment to shareholders. The performance targets are comparable to those we disclose to our investors and, when determined to be appropriate by our Committee, may be slightly above or below disclosed guidance.

A leverage formula for each team performance measure magnifies the potential impact that performance above or below the performance target will have on the calculation of the annual bonus. This leverage increases the payouts when targets are exceeded and reduces payouts when performance is below target. There is a threshold level of performance for all measures that must be met in order for any bonus to be paid. Additionally, all measures have a cap on the level of performance over which no additional bonus will be paid regardless of performance above the cap.

The Committee may approve adjustments to Division targets or may exclude certain pre-established items from the financial results used to determine the annual bonus when doing so is consistent with the objectives and intent at the time the targets were originally set in order to focus executives on the fundamentals of the Company’s underlying business performance.

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As part of the 2019 target-setting process the Committee decided that KFC, Pizza Hut, Taco Bell and/or YUM Operating Profit growth performance for 2019 annual incentive purposes should be measured adjusting for certain factors that were not considered indicative of underlying business performance for the year. These factors included amounts associated with Special Items (as defined in our Form 10-K at page 30), the impacts of foreign currency translation and the benefit of a 53rd week in 2019.

Detailed Breakdown of 2019 Team Performance

The team performance targets, actual results, weights and overall performance for each measure for our NEOs are outlined below. The long-term drivers of value for YUM are profit growth, same-store sales growth and new store development. Accordingly, the Committee approved these performance measures for the Company’s annual incentive plan and these measures were included at both the corporate and divisional levels. For Divisions, the team performances are weighted 75% on Division operating measures and 25% on YUM team performance.

Team Performance

NEO	Measures	Target	Actual	Earned Award as % of Target	Weighting	Final Team Performance

Creed Gibbs Turner Skeans	Core Operating Profit Growth excluding 53rd week [1]	10.6%	11.1%	110	50%	55
	System Same-Store Sales Growth	2.6%	3.3%	149	25%	37

	System Net New Units	1,945	2,191[2]	200	25%	50

	FINAL YUM TEAM FACTOR					142

Lowings	Core Operating Profit Growth excluding 53rd week [1]	11.0%	12.8%	147	50%	74
	System Same-Store Sales Growth	3.0%	4.3%	200	25%	50
	System Net New Units	1,180	1,483	200	25%	50

	Total Weighted Team Performance — KFC (75%)					174
	Total Weighted Team Performance — YUM (25%)					142

	FINAL KFC TEAM FACTOR					166

King	Core Operating Profit Growth excluding 53rd week [1]	5.2%	5.9%	118	50%	59

	System Same-Store Sales Growth	3.0%	4.7%	183	25%	46

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Team Performance

NEO	Measures	Target	Actual	Earned Award as % of Target	Weighting	Final Team Performance

	System Net New Units	290	291	107	25%	27

	Total Weighted Team Performance — KFC (75%)					132

	Total Weighted Team Performance — YUM (25%)					142

	FINAL TACO BELL TEAM FACTOR					135

(1) See pages 27 and 31 in Item 7 of YUM’s Form 10-K for the fiscal year ended on December 31, 2019 for a discussion of Core Operating Profit excluding the impact of a 53rd week in 2019.

(2) Adjusted to reflect closures of 151 PH US units related to strategic franchisee workout agreements.

Individual Performance

Each NEO’s Individual Performance Factor is determined by the Committee based upon its subjective determination of the NEO’s individual performance for the year, including consideration of specific objective individual performance goals set at the beginning of the year.

C.	Long-Term Equity Performance-Based Incentives

We provide performance-based long-term equity compensation to our NEOs to encourage long-term decision making that creates shareholder value. To that end, we use vehicles that motivate and balance the tradeoffs between short-term and long-term performance. Performance-based long-term equity compensation also serves as a retention tool.

Our NEOs are awarded long-term incentives annually based on the Committee’s subjective assessment of the following items for each NEO (without assigning weight to any particular item):

•	Prior year individual and team performance

•	Expected contribution in future years

•	Consideration of the market value of the executive’s role compared with similar roles in our Executive Peer Group

•	Achievement of stock ownership guidelines

Equity Mix

Each year, the Committee reviews the mix of long-term incentives. For 2019, the Committee continued to choose SARs and PSU awards because these equity vehicles focus and reward management for enhancing long-term shareholder value, thereby aligning our NEOs with the interests of our shareholders.

At the beginning of 2019, the Committee determined a target grant value for each NEO and the split of that value between SARs and PSU grants. For each NEO, the target grant value was split 50% SARs and 50% PSUs. For each NEO, the breakdown between SARs award values and PSU award values can be found under the Summary Compensation Table, page 56 at columns e and f.

Stock Appreciation Rights Awards

The Committee believes that SARs reward value-creation generated from sustained results. In 2019, we granted to each of our NEOs (other than Messrs. Turner and King, who assumed their positions in August, after annual awards had been made) SARs which have ten-year terms and vest over four years. The exercise price of each SAR award was based on the closing market price of the underlying YUM common stock on the date of grant. Therefore, SAR awards will only have value if our NEOs are successful in increasing the share price above the awards’ exercise price.

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Performance Share Awards

Pursuant to the Performance Share Plan under our Long Term Incentive Plan (“LTIP”), we granted our NEOs (other than Messrs. Turner and King, who assumed their positions in August, after annual awards had been made) PSU awards in 2019. PSU awards are earned equally based on the Company’s 3-year average TSR relative to the companies in the S&P 500 Consumer Discretionary Index and on compound annual 3-year growth of the Company’s Earnings Per Share (“EPS”). Incorporating TSR and EPS supports the Company’s pay-for-performance philosophy while diversifying performance criteria by using measures not used in the annual bonus plan and aligning our NEOs’ reward with the creation of shareholder value. If TSR is negative, payouts may not exceed the target irrespective of the actual TSR percentile ranking of the Company. The target, threshold and maximum number of shares that may be paid under these awards for each NEO are described at page 58.

For the performance period covering 2019 – 2021, each NEO (other than Messrs. Turner and King) will earn a percentage of his or her target PSU award, with 50% of the payout based on the achieved TSR percentile ranking and the other 50% based on EPS growth. Indicative payouts as a percentage of target are as set forth in the table below:

		Threshold	Target	Maximum
TSR Percentile Ranking	<30%	30%	50%	75%
Payout as % of Target	0%	35%	100%	200%
EPS Growth (3-year CAGR, ex foreign currency translation)	<7%	7%	12%	17%
Payout as % of Target	0%	35%	100%	200%

Dividend equivalents will accrue during the performance period and will be distributed as additional shares but only in the same proportion and at the same time as the original awards are earned. If no shares are earned, no dividend equivalents will be paid. The awards are eligible for deferral under the Company’s Executive Income Deferral (“EID”) Program.

III.	2019 Named Executive Officer Total Direct Compensation and Performance Summary

Below is a summary of each of our NEOs’ total direct compensation – which includes base salary, annual cash bonus, and long-term incentive awards – and an overview of their 2019 performance relative to our annual and long-term incentive performance goals. The process the Committee used to determine each officer’s 2019 compensation is described more fully in “How Compensation Decisions Are Made” beginning on page 49.

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EXECUTIVE COMPENSATION

CEO Compensation

Greg Creed Chief Executive Officer

2019 Performance Summary

Our Board, under the leadership of the Committee Chair, approved Mr. Creed’s goals at the beginning of the year and conducted a mid-year and year-end evaluation of his performance. These evaluations included a review of his leadership pertaining to the achievement of his goals which included business results, leadership in the development and implementation of Company strategies, and development of Company culture and talent.

The Committee determined that Mr. Creed’s overall performance for 2019 merited an individual factor of 130. This individual factor was combined with YUM’s team factor of 142 (discussed at page 46) to calculate his annual cash bonus. This determination was based on the Committee’s subjective assessment of Mr. Creed’s performance against his goals which included the following items (without assigning a weight to any particular item):

•	YUM Core Operating Profit Growth (excluding a 53rd week in 2019) of approximately 11%

•	Worldwide system sales growth of 8% (excluding a 53rd week in 2019)

•	Above target net-new restaurant openings of 2,040; net unit growth of 4%

•	Successful completion of each of the Company’s transformation goals

•	Management of the Company during the final year of its transformation into a pure-play franchisor

•

Developing leadership, including promotion of David Gibbs to CEO and Artie Starrs to CEO of the Pizza Hut Division and hiring Chris Turner as CFO and Mark King as CEO of the Taco Bell Division, as well as fostering customer-focused employee culture

•	Exceptionally high employee engagement versus peer group in most recent employee survey

2019 Committee Decisions

In January, Mr. Creed’s compensation was adjusted as follows:

•	Base salary was increased to $1,300,000;

•	Annual cash bonus target percentage was increased to 185% of base salary; and

•

Grant value of long-term incentive equity awards was increased to $9,500,000, recognizing his performance in leading the Company in implementing its Recipe for Growth, time in role and impact on the business.

These decisions positioned Mr. Creed’s total target compensation at approximately the 60th percentile of the Company’s Executive Peer Group.

2020 Committee Decisions

In November 2019, the Committee approved that following his retirement as CEO, Mr. Creed will provide ongoing services to the Company throughout 2020, on a part-time basis. Mr. Creed will focus his efforts on educating our executives on leading culture, mentoring senior leaders and advising Mr. Gibbs as he takes over the CEO role. In exchange for performing these services, the Committee approved a base salary of $500,000 for 2020 and continued administrative support through 2022.

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The graphics below illustrate Mr. Creed’s direct compensation:

Other NEO 2019 Total Direct Compensation

David W. Gibbs President, Chief Operating Officer and Chief Financial Officer

2019 Performance Summary

The Committee determined Mr. Gibbs’ performance for the year merited a 130 individual performance factor. The Committee recognized Mr. Gibbs’ performance as President, Chief Operating Officer and CFO of the Company, including, driving YUM’s Core Operating Profit Growth (excluding a 53rd week in 2019) of 11%, worldwide system sales growth of 8% (excluding a 53rd week in 2019), above target net-new unit growth of 4%, working with brand marketing teams to improve brand building efforts, and in leading the achievement of the Company’s transformation strategy. Mr. Gibbs’ individual performance factor was combined with a team factor of 142 (discussed at page 40) to calculate his annual cash bonus.

Effective January 1, 2020, the Board promoted Mr. Gibbs to Chief Executive Officer.

2019 Committee Decisions

In January, Mr. Gibbs’ compensation was adjusted as follows:

•	Base salary was increased to $1,000,000;

•	Annual cash bonus target percentage increased to 130% of base salary; and

•

Grant value of long-term incentive equity awards was increased to $4,450,000 to better align with market compensation norms and internal peer equity, as well as to reflect performance and time in role.

These decisions positioned Mr. Gibbs’ total direct compensation between the 50th and 75th percentile of the Executive Peer Group (defined at page 51) for his position.

In addition, in connection with his appointment to the additional role of Chief Operating Officer, effective January 25, 2019, Mr. Gibbs received a restricted stock unit grant with a grant date value of $5,000,000 and a scheduled vesting date of February 11, 2024.

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EXECUTIVE COMPENSATION

2020 Committee Decisions

In November 2019, the Committee approved the following adjustments to Mr. Gibbs’ compensation for 2020, reflecting his elevation to CEO effective January 1, 2020:

•	Base salary was increased to $1,200,000;

•	Annual cash bonus target was increased to 150% of base salary; and

•

Grant value of long-term incentive equity awards was increased to $7,000,000 in economic value, to better align with market compensation norms for the CEO role, while reflecting newness in that position.

These decisions positioned Mr. Gibbs’ total 2020 direct compensation below the 50th percentile of the Company’s updated 2019 Executive Peer Group (defined at page 51) for the CEO position, to reflect his newness in role.

Chris Turner Chief Financial Officer

2019 Performance Summary

Mr. Turner became the Company’s Chief Financial Officer effective August 8, 2019. The Committee determined that Mr. Turner’s performance merited a 120 individual performance factor. The Committee recognized Mr. Turner’s leadership in driving YUM’s Core Operating Profit Growth (excluding a 53rd week in 2019) of 11%, worldwide system sales growth of 8% (excluding a 53rd week in 2019) and above target net-new unit growth of 4%. Mr. Turner’s individual factor was combined with a team factor of 142 (discussed at page 40) to calculate his annual cash bonus.

2019 Committee Decisions

The Committee did not set Mr. Turner’s compensation in January, as he did not become the Company’s CFO until August. Pursuant to the terms of an offer letter dated June 19, 2019, Mr. Turner’s 2019 compensation was set as follows:

•	Base salary of $600,000;

•	Annual cash bonus target of 95% of base salary; and

Mr. Turner also received a $500,000 cash payment, a RSU award with a grant value of $1,500,000 (vesting 33% per year over 3 years) in order to offset compensation earned by him and forfeited when he left his prior employer to join the Company.

Mr. Turner’s 2019 total direct compensation was below the 25th percentile of the Executive Peer Group (defined at page 51) for his position.

2020 Committee Decisions

In November, the Committee approved adjustments to Mr. Turner’s compensation for 2020 to better align with market compensation norms and internal peer equity, as well as to reflect performance and time in role. The adjustments are as follows:

•	Base salary was increased to $850,000;

•	Annual cash bonus target increased to 100% of base salary; and

•	Grant value of long-term incentive equity awards target set at $2,000,000 in economic value.

These adjustments positioned Mr. Turner’s total 2020 direct compensation at between the 25th and 50th percentile of the Company’s updated 2019 Executive Peer Group (defined at page 51) for his position.

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Tony Lowings Chief Executive Officer, KFC Division

2019 Performance Summary

The Committee determined that Mr. Lowings’ performance merited a 140 individual performance factor. The Committee recognized Mr. Lowings’ leadership in driving KFC’s worldwide system sales growth of 9% (excluding a 53rd week in 2019), above target same-store sales growth of 4% and above target net-new unit growth of 7%. Mr. Lowings’ individual factor was combined with a team factor of 166 (discussed at page 40) to calculate his annual cash bonus.

2019 Committee Decisions

In January, Mr. Lowings’ compensation was adjusted as follows:

•	Base salary was set at $700,000;

•	Annual cash bonus target percentage increased to 90% of base salary; and

•	Grant value of long-term incentive equity awards was increased to $1,500,000 to reflect his promotion to CEO of KFC and to better align with market compensation norms and internal peer equity.

These decisions positioned Mr. Lowings’ total direct compensation at between the 25th and 50th percentile of the Executive Peer Group (defined at page 51) for his position.

Mr. Lowings also received a CEO Award SARs grant with an economic value of $1,000,000, recognizing his promotion to CEO of the KFC Division and his successful performance in his prior role.

Mark King Chief Executive Officer, Taco Bell Division

2019 Performance Summary

Mr. King became the Chief Executive Officer of the Company’s Taco Bell Division effective August 5, 2019. The Committee determined that Mr. King’s performance merited a 120 individual performance factor. The Committee recognized Mr. King’s leadership in driving Taco Bell’s worldwide system sales growth of 8% (excluding a 53rd week in 2019), above target same-store sales growth of 5% and net-new unit growth of 4%. Mr. King’s individual factor was combined with a team factor of 135 (discussed at page 40) to calculate his annual cash bonus.

2019 Committee Decisions

The Committee did not set Mr. King’s compensation in January, as he did not become the CEO of the Taco Bell Division until August. Pursuant to the terms of an offer letter dated July 8, 2019, Mr. King’s 2019 compensation was set as follows:

•	Base salary of $900,000;

•	Annual cash bonus target of 100% of base salary; and

Mr. King also received the right to $1,500,000 in cash bonuses payable in equal installments of $500,000 upon completion of 30-day, one-year and two-year service requirements, respectively. The first installment was earned during 2019. Mr. King also received a RSU grant with a grant value of $2,500,000 (vesting 33% per year over 3 years) in order to offset compensation earned by him at his prior employer and forfeited when he joined the Company.

Mr. King’s 2019 total direct compensation was between the 50th and 75th percentile of the Executive Peer Group (defined at page 51) for his position.

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EXECUTIVE COMPENSATION

Tracy L. Skeans Chief Transformation and People Officer

2019 Performance Summary

The Committee determined that Ms. Skeans’ performance merited a 135 individual performance factor. The Committee recognized Ms. Skeans for providing strategic leadership in the organizational transformation of the Company, as well as her efforts in cultivating the Company’s culture and talent. Ms. Skeans’ individual factor was combined with a team factor of 142 (discussed at page 40) to calculate her annual cash bonus.

2019 Committee Decisions

In January, Ms. Skeans’ compensation was adjusted as follows:

•	Base salary was increased to $715,000;

•	Annual cash bonus target percentage remained unchanged at 85% of base salary; and

•

Grant value of long-term incentive equity awards was increased to $2,000,000 to better align with market compensation norms and internal peer equity, as well as to reflect performance and her time in role.

These decisions positioned Ms. Skeans’ total direct compensation at slightly above the 75th percentile of the Executive Peer Group (defined at page 51) for her position.

2020 Committee Decisions

In November, the Committee approved adjustments to Ms. Skeans’ compensation for 2020 to reflect certain additional and non-traditional responsibilities of her role, including oversight of the Company’s public affairs, corporate communications and food safety teams, as well as to reflect her performance and time in the role. The adjustments are as follows:

•	Base salary was increased to $750,000;

•	Annual cash bonus target increased to 90% of base salary; and

•	Grant value of long-term incentive equity awards was set at a target of $1,600,000 in economic value.

These decisions positioned Ms. Skeans’ total direct compensation at between the 50th and 75th percentile of the Company’s updated 2019 Executive Peer Group (defined at page 51) for her position.

The Committee also approved a 2020 CEO Award SARs grant with an economic value of $500,000, recognizing her leadership for accelerating diversity & inclusion initiatives, championing the use of repeatable models around the globe, and developing and implementing talent and leadership programs that drove attraction, retention and best-in-class engagement scores.

IV.	Retirement and Other Benefits

Retirement Benefits

We offer several types of competitive retirement benefits.

The YUM! Brands Retirement Plan (“Retirement Plan”) is a broad-based qualified plan designed to provide a retirement income based on years of service with the Company and average annual earnings. The plan is U.S.-based and was closed to new entrants in 2001. Mr. Gibbs and Ms. Skeans are active participants in the Retirement Plan and Mr. Creed maintains a balance in the Retirement Plan from the years that he was a participant.

For executives hired or re-hired after September 30, 2001, the Company implemented the Leadership Retirement Plan (“LRP”). This is an unfunded, unsecured account-based retirement plan which allocates a percentage of pay to an account payable to the executive following the later to occur of the executive’s separation of employment from the Company or attainment of age 55. For 2019, Messrs. Turner and King were eligible for the LRP. Under the LRP, Messrs. Turner and King received an annual allocation to their accounts equal to 4% of base salary and target bonus, and will receive an annual earnings credit that is equivalent to the Moody’s Aa Corporate Bond Yield Average for maturities 20 years and above (currently 3.13%) on the balance.

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The Company provides retirement benefits for certain international employees through the Third Country National Plan (“TCN”). The TCN is an unfunded, unsecured account-based retirement plan that provides an annual contribution between 7.5% and 15% of salary and target bonus and an annual earnings credit of 5% on the balance. The level of contribution is based on the participants’ role and their home country retirement plan. Messrs. Creed and Lowings are the only NEOs who participate in the TCN. Under this plan, Messrs. Creed and Lowings each receive an annual contribution equal to 15% of base salary and target bonus and an annual earnings credit of 5%.

Benefits payable under these plans are described in more detail beginning on page 62.

Medical, Dental, Life Insurance and Disability Coverage

We also provide other benefits such as medical, dental, life insurance and disability coverage to each NEO through benefit plans, which are also provided to all eligible U.S.-based salaried employees. Eligible employees can purchase additional life, dependent life and accidental death and dismemberment coverage as part of their employee benefits package. Our broad-based employee disability plan limits the annual benefit coverage to $300,000.

Perquisites

The Company provides very limited number of perquisites. The CEO and his spouse were required to use charter or approved commercial aircraft for personal as well as business travel pursuant to the Company’s executive security program established by the Board of Directors. Our program provides that upon the CEO reaching $200,000 in costs for his personal use, any costs for personal aircraft use of above $200,000 will be reimbursed to the Company in accordance with the requirements of the Federal Aviation Administration regulations. We do not provide tax gross-ups on the personal use of the charter or approved commercial aircraft. For 2019, the incremental cost of Mr. Creed’s personal use of charter or commercial aircraft was $55,375. In August 2019, this benefit was extended to Mr. Gibbs and his immediate family on a prorated basis following the announcement that he would become the Company’s CEO in January 2020. For 2019, the incremental cost of Mr. Gibbs’ personal use of charter or commercial aircraft was $45,618.

V.	How Compensation Decisions Are Made

Shareholder Outreach, Engagement and 2019 Vote on NEO Compensation

At our 2019 Annual Meeting of Shareholders, 95% of votes cast on our annual advisory vote on NEO compensation were in favor of our NEOs’ compensation program, as disclosed in our 2019 proxy statement. During 2019, we continued our shareholder outreach program to better understand our investors’ opinions on our compensation practices and respond to their questions. Committee members and management team members from compensation, investor relations and legal continued to be directly involved in engagement efforts that served to reinforce our open door policy. The efforts included:

•	Contacting our largest 30 shareholders, representing ownership of approximately 50% of our shares

•	Dialogue with proxy advisory firms

•	Investor road shows and conferences

•	Presenting shareholder feedback to the Committee

Our annual engagement efforts allow many shareholders the opportunity to provide feedback. The Committee carefully considers shareholder and advisor feedback, among other factors discussed in this CD&A, in making its compensation decisions. Shareholder feedback, including the 2019 voting results on NEO compensation, has influenced and reinforced a number of compensation design changes over the years, including:

•	Continued benchmarking of CEO compensation at near market median.

•	Moving to two performance metrics under our PSUs (TSR and EPS), beginning with PSU grants in 2017.

•	Changed PSU award metrics to include the Company’s 3-year average TSR relative to the companies in the S&P 500 Consumer Discretionary Index, rather than the average relative to the entire S&P 500.

The Company and the Committee appreciate the feedback from our shareholders and plan to continue these engagement efforts.

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EXECUTIVE COMPENSATION

Role of the Committee

Compensation decisions are ultimately made by the Committee using its judgment, focusing primarily on each NEO’s performance against his financial and strategic objectives, qualitative factors and the Company’s overall performance. The Committee considers the total compensation of each NEO and retains discretion to make decisions that are reflective of overall business performance and each executive’s strategic contributions to the business. In making its compensation decisions, the Committee typically follows the annual process described below:

COMMITTEE ANNUAL COMPENSATION PROCESS

Role of the Independent Consultant

The Committee’s charter states the Committee may retain outside compensation consultants, lawyers or other advisors. The Committee retains an independent consultant, Meridian Compensation Partners, LLC (“Meridian”), to advise it on certain compensation matters. The Committee has instructed Meridian that:

•	it is to act independently of management and at the direction of the Committee;

•	its ongoing engagement will be determined by the Committee;

•	it is to inform the Committee of relevant trends and regulatory developments;

•	it is to provide compensation comparisons based on information that is derived from comparable businesses of a similar size to the Company for the NEOs; and

•	it is to assist the Committee in its determination of the annual compensation package for our CEO and other NEOs.

The Committee considered the following factors, among others, in determining that Meridian is independent of management and its provision of services to the Committee did not give rise to a conflict of interest:

•	Meridian did not provide any services to the Company unrelated to executive compensation.

•	Meridian has no business or personal relationship with any member of the Committee or management.

•	Meridian’s partners and employees who provide services to the Committee are prohibited from owning YUM stock per Meridian’s firm policy.

Comparator Compensation Data

Our Committee uses an evaluation of how our NEO target compensation levels compare to those of similarly situated executives at companies that comprise our Executive Peer Group (defined below) as one of the factors in setting executive

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compensation. The Executive Peer Group is made up of retail, hospitality, food, nondurable consumer goods companies, specialty eatery and quick service restaurants, as these represent the sectors with which the Company is most likely to compete for executive talent. The companies selected from these sectors must also be reflective of the overall market characteristics of our executive talent market, relative leadership position in their sector, size as measured by revenues, complexity of their business, and in many cases global reach.

Executive Peer Group

The Committee established the peer group of companies (the “Executive Peer Group”) that was used for 2019 pay determinations for all NEOs at the end of 2016, for NEO pay determinations beginning in 2017. The composition of the Executive Peer Group was updated at that time to allow for more relevant comparisons following the separation of Yum China Holdings, Inc. in October 2016, given the reduced size of the Company and the current complexities of its business. The Executive Peer Group used for 2019 pay determinations for all NEOs is comprised of the following companies:

AutoZone Inc.	Domino’s Pizza, Inc.	General Mills, Inc.	L. Brands Inc.	The Sherwin-Williams Company

Bloomin’ Brands, Inc.	Dr. Pepper Snapple Group, Inc.	Hershey Co.	Marriott Int’l, Inc.	VF Corp.

Brinker Int’l, Inc.	Estee Lauder Cos, Inc.	Hilton Worldwide Holdings	McDonald’s Corporation	Wendy’s Co.

Colgate Palmolive Company	Foot Locker, Inc.	Hyatt Hotels Corp.	Mondelez Int’l., Inc.	Wyndham Worldwide Corp.

Darden Restaurants, Inc.	Gap, Inc.	Kimberly-Clark Corp.	Penske Automotive Group, Inc.

At the time the benchmarking analysis was prepared, the Executive Peer Group’s median annual revenues were $9.3 billion, while YUM annual revenues were estimated at $14.4 billion (calculated as described below).

For companies with significant franchise operations, measuring size can be complex. Management responsibilities encompass more than just the revenues and operations directly owned and operated by the company. There are responsibilities for managing the relationships, arrangements, and overall scope of the franchising enterprise, in particular, managing product introductions, specifications and supply, marketing, promoting new unit development, and customer satisfaction and overall operations improvements across the entire franchise system. Accordingly, in calibrating the size of our organization and underlying operating divisions during the 2017 benchmarking process, our philosophy was to add 25% of franchisee and licensee sales to the Company’s sales to establish an appropriate revenue benchmark. The reason for this approach was twofold:

•	Market-competitive compensation opportunities are related to scope of responsibility, often measured by company size, i.e., revenues; and

•	Scope of responsibility for a franchising organization lies between corporate-reported revenues and system wide sales.

We believe this approach is measured and reasoned in its approach to calibrating market competitive compensation opportunities without using organizations unduly larger than the Company. The Executive Peer Group was used by the Committee in making its January 2019 compensation decisions for our NEOs.

The Committee periodically reviews the peer group to ensure it reflects desired comparisons and appropriate size range. In August 2019, the Committee approved a revised peer group to be used for NEO pay determinations beginning in 2020. The changes to the Executive Peer Group were made to better align the size of the peer group companies with YUM, and include companies in relevant industry sectors. Many of these companies have a global reach and multiple brands. The Executive Peer Group used for 2020 pay determinations (including those made in November 2019 for Messrs. Gibbs and Turner and Ms. Skeans) for all NEOs is comprised of the following companies:

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EXECUTIVE COMPENSATION

Chipotle Mexican Grill, Inc.	Gap, Inc.	Keurig Dr Pepper	McDonald’s Corporation	Starbucks Corporation

Colgate-Palmolive Company	General Mills, Inc.	Kimberly-Clark Corp.	Mondelez Int’l., Inc.	V.F. Corp.

Darden Restaurants, Inc.	Hertz Global Holdings, Inc.	L Brands, Inc.	Ralph Lauren Corporation	Wyndham Worldwide, Inc.

Domino’s Pizza, Inc.	Hilton Worldwide Holdings	Lululemon Athletica	Restaurant Brands International Inc.

Estée Lauder Cos, Inc.	Kellogg Company	Marriott Int’l., Inc.	The Sherwin-Williams Company

At the time the benchmarking analysis was prepared in August 2019, the revised Executive Peer Group’s median annual revenues were $13.2 billion, while YUM equivalent annual revenues were estimated at $13.8 billion (calculated as described above).

Competitive Positioning and Setting Compensation

At the beginning of 2019, the Committee considered Executive Peer Group compensation data as a frame of reference for establishing compensation targets for base salary, annual bonus and long-term incentives for each NEO. In making compensation decisions, the Committee considers market data for comparable positions to each of our NEO roles. The Committee reviews market data and makes a decision for each NEO, most often in a range around market median for each element of compensation, including base salary, target bonus and long-term incentive target. In addition to the market data, the Committee takes into account the role, level of responsibility, experience, individual performance and potential of each NEO. The Committee reviews the NEOs’ compensation and performance annually.

VI.	Compensation Policies and Practices

Below are compensation and governance best practices we employ that provide a foundation for our pay-for-performance program and align our program with Company and shareholder interests.

We Do		We Don’t Do
✓	Have an independent compensation committee (Management Planning & Development Committee), which oversees the Company’s compensation policies and strategic direction	✗	Employment agreements
✓	Directly link Company performance to pay outcomes	✗	Re-pricing of SARs
✓	Have executive ownership guidelines that are reviewed annually against Company guidelines	✗	Grants of SARs with exercise price less than fair market value of common stock on date of grant
✓	Have a “clawback” policy under which the Company may recoup compensation if executive’s conduct results in significant financial or reputational harm to Company	✗	Permit executives to hedge or pledge Company stock
✓	Make a substantial portion of NEO target pay “at risk”	✗	Payment of dividends or dividend equivalents on PSUs unless or until they vest
✓	Have double-trigger vesting of equity awards upon a change in control	✗	Excise tax gross-ups upon change in control
✓	Utilize an independent Compensation Consultant	✗	Excessive executive perquisites, such as country club memberships
✓	Incorporate comprehensive risk mitigation into plan design
✓	Periodically review our Executive Peer Group to align appropriately with Company size and complexity
✓	Evaluate CEO and executive succession plans
✓	Conduct annual shareholder engagement program to obtain feedback from shareholders for consideration in annual compensation program design

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YUM’s Executive Stock Ownership Guidelines

The Committee has established stock ownership guidelines for approximately 157 of our senior employees, including the NEOs. If a NEO or other executive does not meet his or her ownership guidelines, he or she is not eligible for a long-term equity incentive award. In 2019, all NEOs and all other employees subject to guidelines met or exceeded their ownership guidelines.

NEO	Ownership Guidelines	Shares Owned(1)	Value of Shares(2)	Multiple of Salary
Creed	7x base salary	776,350	$78,201,736	60.2
Gibbs	3x base salary	298,473	$30,065,185	30.1
Turner(3)	3x base salary	0	$0	0
Lowings	3x base salary	160,741	$16,191,441	23.1
King(3)	3x base salary	0	$0	0
Skeans	2x base salary	50,882	$ 5,125,344	7.2
(1)	Calculated as of December 31, 2019 and represents shares beneficially owned outright, shares underlying vested in-the-money SARs, and all RSUs awarded under the Company’s EID Program.
(2)	Based on YUM closing stock price of $100.73 as of December 31, 2019.
(3)	Messrs. Turner and King were not subject to the Ownership Guidelines in 2019 on account of it being their first year with the Company.
In 2020, Messrs. Turner and King will be subject to the guidelines.

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EXECUTIVE COMPENSATION

Payments upon Termination of Employment

The Company does not have agreements with its executives concerning payments upon termination of employment except in the case of a change in control of the Company. The Committee believes these are appropriate agreements for retaining NEOs and other executive officers to preserve shareholder value in case of a potential change in control. The Committee periodically reviews these agreements and other aspects of the Company’s change-in-control program.

The Company’s change-in-control agreements, in general, entitle executives who are direct reports to our CEO and are terminated other than for cause within two years of the change in control, to receive a benefit of two times salary and bonus. The terms of these change-in-control agreements are described beginning on page 68.

The Company does not provide tax gross-ups for executives, including the NEOs, for any excise tax due under Section 4999 of the Internal Revenue Code and has implemented a “best net after-tax” approach to address any potential excise tax imposed on executives. If any excise tax is due, the Company will not make a gross-up payment, but instead will reduce payments to an executive if the reduction will provide the NEO the best net after-tax result. If full payment to a NEO will result in the best net after-tax result, the full amount will be paid, but the NEO will be solely responsible for any potential excise tax payment. Also, the Company has implemented “double trigger” vesting for equity awards, pursuant to which outstanding awards will fully and immediately vest only if the executive is employed on the date of a change in control of the Company and is involuntarily terminated (other than by the Company for cause) on or within two years following the change in control.

In case of retirement, the Company provides retirement benefits described above, life insurance benefits (to employees eligible under the Retirement Plan), the continued ability to exercise vested SARs and to vest in SARs granted at least one year prior to retirement, and the ability to vest in performance share awards on a pro-rata basis.

With respect to consideration of how these benefits fit into the overall compensation policy, the change-in-control benefits are reviewed from time to time by the Committee for competitiveness. The Committee believes the benefits provided in case of a change in control are appropriate, support shareholder interests and are consistent with the policy of attracting and retaining highly qualified employees.

YUM’s SARs Granting Practices

Historically, we have made SARs grants annually at the Committee’s January meeting. This meeting date is set by the Board of Directors more than six months prior to the actual meeting. The Committee sets the annual grant date as the second business day after our fourth quarter earnings release. The exercise price of these awards is set as the closing price on the date of grants. We make grants at the same time other elements of annual compensation are determined so that we can consider all elements of compensation in making the grants. We do not backdate or make grants retroactively. In addition, we do not time such grants in coordination with our possession or release of material, non-public or other information. All equity awards are granted under our shareholder approved LTIP.

Grants may also be made on other dates the Board of Directors meets. These grants generally are CEO Awards, which are awards to individual employees (subject to Committee approval) in recognition of superlative performance and extraordinary impact on business results.

Management recommends the awards be made pursuant to our LTIP to the Committee, however, the Committee determines whether and to whom it will issue grants and determines the amount of the grant. The Board of Directors has delegated to our CEO and our Chief People Officer, the ability to make grants to employees who are not executive officers and whose grant is less than approximately 30,000 SARs annually. In the case of these grants, the Committee sets all the terms of each award, except the actual number of SARs, which is determined by our CEO and our Chief People Officer pursuant to guidelines approved by the Committee in January of each year.

Limits on Future Severance Agreement Policy

The Committee has adopted a policy to limit future severance agreements with our NEOs and our other executives. The policy requires the Company to seek shareholder approval for future severance payments to a NEO if such payments would exceed 2.99 times the sum of (a) the NEO’s annual base salary as in effect immediately prior to termination of employment; and (b) the highest annual bonus awarded to the NEO by the Company in any of the Company’s three full fiscal years immediately preceding the fiscal year in which termination of employment occurs or, if higher, the executive’s target bonus. Certain types of payments are excluded from this policy, such as amounts payable under arrangements that apply to classes of employees other than the NEOs or that predate the implementation of the policy, as well as any payment the Committee determines is a reasonable settlement of a claim that could be made by the NEO.

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Compensation Recovery Policy

Pursuant to the Company’s Compensation Recovery Policy (i.e., “clawback”), the Committee may require executive officers (including the NEOs) to return compensation paid or may cancel any award or bonuses not yet vested or earned if the executive officers engaged in misconduct or violation of Company policy that resulted in significant financial or reputational harm or violation of Company policy, or contributed to the use of inaccurate metrics in the calculation of incentive compensation. Under this policy, when the Board determines that recovery of compensation is appropriate, the Company could require repayment of all or a portion of any bonus, incentive payment, equity-based award or other compensation, and cancellation of an award or bonus to the fullest extent permitted by law.

Hedging and Pledging of Company Stock

Under our Code of Conduct, no employee or director is permitted to engage in securities transactions that would allow them either to insulate themselves from, or profit from, a decline in the Company stock price. Similarly, no employee or director may enter into hedging transactions in the Company’s stock. Such transactions include (without limitation) short sales as well as any hedging transactions in derivative securities (e.g. puts, calls, swaps, or collars) or other speculative transactions related to YUM’s stock. Pledging of Company stock is also prohibited.

Deductibility of Executive Compensation

The provisions of Section 162(m) of the Internal Revenue code limit the deductibility of all annual compensation in excess of $1 million paid to certain executive officers. An exception for performance-based compensation applies with respect to compensation that is subject to a transition rule because it is paid pursuant to a binding contract that was in place on November 2, 2017 and not materially modified after that date. The Committee believes that the pre-2018 SARs, RSU and PSU awards satisfy the requirements for exemption under Internal Revenue Code Section 162(m). The Committee believes that shareholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards will result in non-deductible compensation expenses. Therefore, the Committee has approved salaries and other awards for executive officers that were not fully deductible because of Section 162(m) and expects in the future to approve additional compensation that is not deductible for income tax purposes.

Management Planning and Development Committee Report

The Management Planning and Development Committee of the Board of Directors reports that it has reviewed and discussed with management the section of this proxy statement titled “Compensation Discussion and Analysis” and, on the basis of that review and discussion, recommended to the Board that the section be incorporated by reference into the Company’s Annual Report on Form 10-K and included in this proxy statement.

THE MANAGEMENT PLANNING AND DEVELOPMENT COMMITTEE

Christopher M. Connor, Chair

Keith Barr

Michael J. Cavanagh

Brian C. Cornell

Mirian M. Graddick-Weir

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EXECUTIVE COMPENSATION

The following tables provide information on the compensation of the Named Executive Officers (“NEOs”) for our 2019 fiscal year. The Company’s NEOs are our Chief Executive Officer, both individuals who served as Chief Financial Officer during the year and our three other most highly compensated executive officers for our 2019 fiscal year determined in accordance with SEC rules.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option/ SAR Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Greg Creed	2019	1,292,308	—	5,109,599	4,750,003	4,439,630	119,317	658,233	16,369,090
Retired Chief Executive Officer of YUM	2018	1,244,615	—	4,450,008	4,450,009	3,144,531	21,348	696,527	14,007,038
	2017	1,208,846	—	3,350,020	3,350,007	3,814,493	66,286	578,955	12,368,607
David W. Gibbs	2019	984,615	—	7,393,577	2,225,003	2,399,800	3,988,755	151,402	17,143,152
Chief Executive Officer of YUM	2018	890,769	—	1,375,001	1,375,009	1,467,113	1,870,004	19,101	6,996,997
	2017	833,846	—	1,100,036	1,100,003	1,917,027	2,564,062	19,346	7,534,320
Chris Turner(8)	2019	283,846	500,000	1,500,009	—	463,021	—	54,290	2,801,166
Chief Financial Officer of YUM
Tony Lowings(8)	2019	699,789	—	806,874	1,750,030	1,464,120	11,975	262,690	4,995,478
Chief Executive Officer of KFC Division
Mark King(8)	2019	370,385	500,000	2,500,015	—	591,189	—	33,021	3,994,610
Chief Executive Officer of Taco Bell Division
Tracy L. Skeans	2019	708,846	—	1,075,731	1,000,017	1,165,057	1,433,369	51,529	5,434,549
Chief Transformation and People Officer of YUM(7)	2018	664,231	—	625,015	1,625,010	824,766	325,022	8,665	4,072,709
	2017	600,385	—	550,052	550,009	1,076,325	776,398	8,413	3,561,582
(1)	Amounts shown are not reduced to reflect the NEOs’ elections, if any, to defer receipt of salary into the Executive Income Deferral (“EID”) Program or into the Company’s 401(k) Plan.
(2)	Amounts shown in this column represent signing bonuses for Messrs. Turner and King.
(3)

For Messrs. Creed and Lowings and Ms. Skeans, amounts shown in this column represent the grant date fair values for performance share units (PSUs) granted in 2019, 2018 and/or 2017. For Mr. Gibbs, amounts in this column represent the grant date fair values for performance share units (PSUs) granted in 2019, 2018 and 2017 and an RSU ($5,000,000) granted in 2019 in connection with his promotion to Chief Operating Officer. Messrs. Turner and King did not receive a PSU award for 2019 because they assumed their positions in August, after annual awards had been made. Amounts shown in this column for Messrs. Turner and King represent sign-on RSU awards they received upon joining the Company. Further information regarding the 2019 awards is included in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Year-End” tables later in this proxy statement. The grant date fair value of the PSUs reflected in this column is the target payout based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential values of the February 2019 PSUs is 200% of target. For 2019, Mr. Creed’s PSU maximum value at grant date fair value would be $10,219,198; Mr. Gibbs’ PSU maximum value would be $4,787,070; Mr. Lowings’ PSU maximum value would be $1,613,748; and Ms. Skeans’ PSU maximum value would be $2,151,463.

(4)

The amounts shown in this column represent the grant date fair values of the stock appreciation rights (SARs) awarded in 2019, 2018 and 2017, respectively. For a discussion of the assumptions and methodologies used to value the awards reported in column (e) and column (f), please see the discussion of stock awards and option awards contained at Note 15 to the Consolidated Financial Statements in Item 8 of YUM’s Form 10-K for the fiscal year ended December 31, 2019. For Mr. Lowings, this amount includes the February 2019 CEO SAR award with a grant date fair value of $1,000,017. See the Grants of Plan-Based Awards table for details.

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(5)

Amounts in this column reflect the annual incentive awards earned for the 2019, 2018 and 2017 fiscal year performance periods, which were awarded by our Management Planning and Development Committee (“Committee”) in January 2020, January 2019 and January 2018, respectively, under the Yum Leaders’ Bonus Program, which is described further in our Compensation Discussion and Analysis (“CD&A”) beginning at page 35 under the heading “Annual Performance-Based Cash Bonuses”.

(6)

Amounts in this column represent the above market earnings as established pursuant to SEC rules which have accrued under each of their accounts under the Third Country National Plan (“TCN”) for Messrs. Creed and Lowings which are described in more detail beginning at page 68 under the heading “Nonqualified Deferred Compensation”. Also listed in this column for Messrs. Creed, Gibbs, and Ms. Skeans are the amounts of aggregate change in actuarial present values of their accrued benefits under all actuarial pension plans during the 2019 fiscal year (using interest rate and mortality assumptions consistent with those used in the Company’s financial statements). Mr. Creed is not an active participant in the Retirement Plan but maintains a balance in the Retirement Plan from the two years (2002 and 2003) during which he was a participant and for 2019 the increase in actuarial value was $35,413. For Mr. Gibbs and Ms. Skeans, the actuarial present value of their benefits under the pension plan increased $346,659 and $207,492, respectively, during the 2019 fiscal year. In addition, for Mr. Gibbs and Ms. Skeans, the actuarial present value of their benefits under the Yum! Brands Pension Equalization Plan (“PEP”) increased $3,642,096 and $1,225,877 respectively, during the 2019 fiscal year. Messrs. Turner and King were hired after September 30, 2001, and are ineligible for the Company’s actuarial pension plans. Mr. Lowings worked outside of the United States prior to September 30, 2001, and is ineligible for the Company’s actuarial pension plans. See the Pension Benefits Table at page 66 for a detailed discussion of the Company’s pension benefits.

(7)	Amounts in this column are explained in the All Other Compensation Table and footnotes to that table, which follows.
(8)	Messrs. Turner, Lowings and King became NEOs in 2019. No amounts are reported for them for 2018 and 2017 since they were not NEOs for those years.

All Other Compensation Table

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation Table above for 2019.

Name	Perquisites and other personal benefits ($)(1)	Tax Reimbursements ($)(2)	Insurance premiums ($)(3)	LRP/TCN Contributions ($)(4)	Other ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Creed	75,375	—	27,108	555,750	—	658,233
Gibbs	59,041	79,192	13,169	—	—	151,402
Turner	29,354	—	1,536	23,400	—	54,290
Lowings	—	48,968	11,491	199,500	2,731	262,690
King	—	—	3,021	30,000	—	33,021
Skeans	47,621	—	3,908	—	—	51,529

(1)

Amounts in this column include executive physical examinations and charitable matching gifts. For Mr. Creed, Mr. Gibbs and Ms. Skeans, amount in this column also includes personal use of charter and commercial aircraft. None of the amounts in this column individually exceeded the greater of $25,000 or 10% of the total amount of these perquisites and other personal benefits shown in this column for each NEO, except with respect to the cost of personal use of charter and commercial aircraft by Mr. Creed ($55,375), Mr. Gibbs ($45,618) and Ms. Skeans ($43,629). Ms. Skeans’ personal use of charter aircraft was approved by Mr. Creed and was necessitated by the cancellation of a personal travel return flight and the need for her to timely attend a cross-country meeting on behalf of the Company.

(2)

Amounts in this column reflect payments to the executive of tax reimbursements. For Mr. Gibbs, this amount represents a payment he received to reimburse him for a personal income tax penalty he incurred due to an administrative error in the operation of a Company non-qualified plan. For Mr. Lowings, this amount represents a tax gross up related to relocation expenses.

(3)

These amounts reflect the income each executive was deemed to receive from IRS tables related to Company-provided life insurance in excess of $50,000. The Company provides every salaried employee with life insurance coverage up to one times the employee’s salary plus target bonus.

(4)

For Messrs. Creed and Lowings, this column represents the Company’s annual allocation to the TCN, an unfunded, unsecured account based retirement plan. For Messrs. Turner and King, this column represents the Company’s annual allocations to the LRP, an unfunded, unsecured account based retirement plan.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information on SARs, RSUs and PSUs granted in 2019 to each of the Company’s NEOs. The full grant date fair value of these awards is shown in the Summary Compensation Table at page 56.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock Units (#)(3)	All Other Option/ SAR Awards; Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option/ SAR Awards ($/Sh)(5)	Grant Date Fair Value ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Creed	2/11/2019	0	2,405,000	7,215,000
	2/11/2019								239,054	93.26	4,750,003
	2/11/2019				—	50,933	101,866			93.26	5,109,599
Gibbs	2/11/2019	0	1,300,000	3,900,000
	2/11/2019								111,978	93.26	2,225,003
	2/11/2019							53,614		93.26	5,000,042
	2/11/2019				—	23,859	47,718			93.26	2,393,535
Turner	8/9/2019	0	570,000	1,710,000	—
	8/9/2019							12,603		119.02	1,500,009
Lowings	2/11/2019	0	630,000	1,890,000
	2/11/2019								37,746	93.26	750,013
	2/11/2019								50,328	93.26	1,000,017
	2/11/2019				—	8,043	16,086			93.26	806,874
King	8/9/2019	0	900,000	2,700,000
	8/9/2019							21,005		119.02	2,500,015
Skeans	2/11/2019	0	607,750	1,823,250
	2/11/2019								50,328	93.26	1,000,017
	2/11/2019				—	10,723	21,446			93.26	1,075,731
(1)

Amounts in columns (c), (d) and (e) provide the minimum amount, target amount and maximum amount payable as annual incentive compensation under the Yum Leaders’ Bonus Program based on the Company’s performance and on each executive’s individual performance during 2019. The actual amount of annual incentive compensation awards are shown in column (g) of the Summary Compensation Table on page 56. The performance measurements, performance targets, and target bonus percentages are described in the CD&A beginning on page 35 under the discussion of annual incentive compensation.

(2)

Reflects grants of PSU awards subject to performance-based vesting conditions in 2019. The PSU awards granted February 11, 2019 vest on December 31, 2021 and PSU award payouts are weighted 50% on the Company’s achievement of specified relative total shareholder return (“TSR”) rankings against the S&P 500 Consumer Discretionary Index and 50% on compound annual growth of the Company’s Earnings Per Share (“EPS”) during the performance period ending on December 31, 2021. With respect to the 50% weighted on a TSR percentile ranking for the Company, payouts are determined by comparing the Company’s relative TSR ranking against the S&P 500 Consumer Discretionary Index as measured at the end of the performance period; if a 50% TSR percentile ranking target is achieved, this factor would provide for 100% weighting for the PSU payout with respect to this factor; if less than 30% TSR percentile ranking is achieved, this factor would provide for 0% weighting for the PSU payout with respect to this factor; if the Company’s TSR percentile ranking is 75% or higher, it would provide for 200% of target weighting for the PSU payout with respect to this factor. With respect to the 50% weighted on the compound annual growth of the Company’s EPS measured at the end of the performance period, if EPS growth of 12% is achieved, this factor would provide for 100% weighting for the PSU payout with respect to this factor; if less than 7% EPS growth is achieved, this factor would provide for 0% weighting for the PSU payout with respect to this factor; if Company EPS growth of 17% or higher is achieved, it would provide for weighting of 200% of target for the PSU payout with respect to this factor. The terms of the PSU awards provide that in case of a change in control during the first year of the award, shares will be distributed assuming target performance was achieved subject to reduction to reflect the portion of the performance period following the change in control. In case of a change in control after the first year of the award, shares will be distributed assuming performance at the greater of target level or projected level at the time of the change in control subject to reduction to reflect the portion of the performance period following the change in control.

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EXECUTIVE COMPENSATION

(3)

Amounts in this column reflect RSUs granted to Mr. Gibbs in connection with his promotion to Chief Operating Officer and, for Messrs. Turner and King, sign-on RSU awards they received upon joining the Company.

(4)

Amounts in this column reflect the number of SARs granted to executives during the Company’s 2019 fiscal year. SARs allow the grantee to receive the number of shares of YUM common stock that is equal in value to the appreciation in YUM common stock with respect to the number of SARs granted from the date of grant to the date of exercise. For each executive, grants were made on February 11, 2019. These SAR grants become exercisable in equal installments on the first, second, third and fourth anniversaries of the grant date. In addition to his regular SAR grant ($750,013), Mr. Lowings also received a CEO Award SAR grant ($1,000,017) which has a different vesting schedule. That grant becomes 100% vested on the fourth anniversary of the grant date.

The terms of each SAR grant provide that, in case of a change in control, if an executive is employed on the date of a change in control and is involuntarily terminated on or within two years following the change in control (other than by the Company for cause) then all outstanding awards become exercisable immediately.

Executives who have attained age 55 with 10 years of service who retire at least one year following the grant date will continue to vest following retirement through the fourth anniversary of the grant date. The SARs that vest in retirement must be exercised before the earlier of (i) the five year anniversary of the executive’s retirement or (ii) the expiration dates of the SARs (generally 10 years from the grant date). Unvested SARs of executives who die will immediately vest and may be exercised by the executive’s beneficiary before the earlier of (i) the five year anniversary of the executive’s death or (ii) the expiration dates of the SARs (generally 10 years from the grant date). If an executive’s employment is terminated due to gross misconduct, the entire award is forfeited. For other employment terminations, all vested or previously exercisable SARs as of the last day of employment must be exercised within 90 days following termination of employment.

(5)	The exercise price of the SARs granted in 2019 equals the closing price of YUM common stock on their grant date.
(6)

Amounts in this column reflect the full grant date fair value of the PSU awards shown in column (g) and the SARs shown in column (j). The grant date fair value is the amount that the Company is expensing in its financial statements over the award’s vesting schedule. The fair values of PSU awards without market-based conditions are based on the closing price of our Common Stock on the date of grant. The fair values of PSU awards with market-based conditions have been valued based on the outcome of a Monte Carlo simulation. For SARs, fair value of $19.87 was calculated using the Black-Scholes method on the grant date. For additional information regarding valuation assumptions of SARs, see the discussion of stock awards and option awards contained at Note 15 to the Consolidated Financial Statements in Item 8 of YUM’s Form 10-K for the fiscal year ended December 31, 2019.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Year-End

The following table shows the number of shares covered by exercisable and unexercisable SARs, and unvested RSUs and PSUs held by the Company’s NEOs on December 31, 2019.

			Option/SAR Awards(1)					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
(a)	(b)		(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Creed	2/8/2012	*	81,670	—		$45.88	2/8/2022
	2/6/2013	*	89,755	—		$44.81	2/6/2023
	2/5/2014	*	77,025	—		$50.22	2/5/2024
	2/5/2014	*	67,864	—		$50.22	2/5/2024
	2/6/2015	*	192,597	—		$52.64	2/6/2025
	2/5/2016	*	233,633	77,878	(i)	$49.66	2/5/2026
	2/10/2017	*	117,958	117,958	(ii)	$68.00	2/10/2027
	2/12/2018	*	67,835	203,507	(iii)	$78.07	2/12/2028
	2/11/2019	*	—	239,054	(iv)	$93.26	2/11/2029
	2/5/2016	**	—	77,956	(i)	$21.06	2/5/2026
								—	—	210,828	21,236,704
Gibbs	5/20/2010	*	24,161	—		$28.22	5/20/2020
	2/4/2011	*	30,141	—		$35.10	2/4/2021
	2/8/2012	*	24,501	—		$45.88	2/8/2022
	2/6/2013	*	37,398	—		$44.81	2/6/2023
	2/6/2013	*	37,398	—		$44.81	2/6/2023
	2/5/2014	*	40,718	—		$50.22	2/5/2024
	2/5/2014	*	33,932	—		$50.22	2/5/2024
	2/6/2015	*	61,968	—		$52.64	2/6/2025
	2/5/2016	*	58,408	19,470	(i)	$49.66	2/5/2026
	5/20/2016	*	23,878	7,960	(v)	$56.67	5/20/2026
	2/10/2017	*	38,732	38,733	(ii)	$68.00	2/10/2027
	2/12/2018	*	20,960	62,882	(iii)	$78.07	2/12/2028
	2/11/2019	*	—	111,978	(iv)	$93.26	2/11/2029
	2/5/2010	**	8,072	—		$9.96	2/5/2020
	5/20/2010	**	24,174	—		$11.97	5/20/2020
	2/4/2011	**	30,140	—		$14.88	2/4/2021
	2/8/2012	**	24,531	—		$19.46	2/8/2022
	2/6/2013	**	37,408	—		$19.00	2/6/2023
	2/6/2013	**	37,408	—		$19.00	2/6/2023
	2/5/2014	**	40,783	—		$21.30	2/5/2024
	2/5/2014	**	33,986	—		$21.30	2/5/2024
	2/6/2015	**	61,988	—		$22.32	2/6/2025
	2/5/2016	**	58,467	19,489	(i)	$21.06	2/5/2026
	5/20/2016	**	23,903	7,968	(v)	$24.03	5/20/2026
								54,475	5,487,307	81,386	5,794,695
Turner								12,701	1,279,390

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EXECUTIVE COMPENSATION

			Option/SAR Awards(1)					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
(a)	(b)		(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Lowings	2/4/2011	*	25,754	—		$35.10	2/2/2021
	2/4/2011	*	14,308	—		$35.10	2/2/2021
	2/8/2012	*	20,935	—		$45.88	2/8/2022
	2/6/2013	*	15,978	—		$44.81	2/6/2023
	2/5/2014	*	19,329	—		$50.22	2/5/2024
	2/5/2014	*	19,329	—		$50.22	2/5/2024
	2/6/2015	*	19,264	—		$52.64	2/6/2025
	2/6/2015	*	19,264	—		$52.64	2/6/2025
	2/5/2016	*	25,716	8,572	(i)	$49.66	2/5/2026
	2/10/2017	*	15,442	15,442	(ii)	$68.00	2/10/2027
	2/12/2018	*	6,049	18,150	(iii)	$78.07	2/12/2028
	2/11/2019	*	—	37,746	(iv)	$93.26	2/11/2029
	2/11/2019	*	—	50,328	(vi)	$93.26	2/11/2029
										16,086	1,620,343
King								21,169	2,132,316
Skeans	2/4/2011	*	3,366	—		$35.10	2/4/2021
	2/8/2012	*	4,533	—		$45.88	2/8/2022
	2/6/2013	*	5,647	—		$44.81	2/6/2023
	2/5/2014	*	5,769	—		$50.22	2/5/2024
	2/5/2014	*	6,786	—		$50.22	2/5/2024
	2/6/2015	*	8,455	—		$52.64	2/6/2025
	2/5/2016	*	14,589	9,726	(i)	$49.66	2/5/2026
	2/5/2016	*	—	17,306	(vii)	$49.66	2/5/2026
	2/10/2017	*	9,683	19,367	(ii)	$68.00	2/10/2027
	2/12/2018	*	4,763	28,583	(iii)	$78.07	2/12/2028
	2/12/2018	*	—	60,976	(viii)	$78.07	2/12/2028
	2/11/2019	*	—	50,328	(iv)	$93.26	2/11/2029
	2/5/2016	**	—	9,736	(i)	$21.06	2/5/2026
	2/5/2016	**	—	17,323	(vii)	$21.06	2/5/2026
								—	—	36,750	3,701,828
*	YUM Awards
**	YUM China Awards
(1)	The actual vesting dates for unexercisable awards are as follows:
(i)	Remainder of unexercisable award will vest on February 5, 2020.
(ii)	One-half of the unexercisable award will vest on each of February 10, 2020 and 2021.
(iii)	One-third of the unexercisable award will vest on each of February 12, 2020, 2021 and 2022.
(iv)	One-fourth of the unexercisable award will vest on each of February 11, 2020, 2021, 2022 and 2023.
(v)	Remainder of the unexercisable award will vest on May 20, 2020.
(vi)	Unexercisable award will vest on February 11, 2023.
(vii)	Unexercisable award will vest on February 5, 2020.
(viii)	Unexercisable award will vest on February 12, 2022.
(2)

For Messrs. Turner and King this column represents sign-on RSU award grants that vest one-third each year over 3 years. For Mr. Gibbs, it represents an RSU grant he received in connection with his promotion to Chief Operating Officer that is subject to five-year cliff vesting.

(3)	The market value of the YUM awards are calculated by multiplying the number of shares covered by the award by $100.73, the closing price of YUM stock on the NYSE on December 31, 2019.
(4)

The awards reflected in this column are unvested performance-based PSU awards with three-year performance periods that are scheduled to vest on December 31, 2020 and 2021 if the performance targets are met. In accordance with SEC rules, the PSU awards are reported at their maximum payout value.

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EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The table below shows the number of shares of YUM and Yum China common stock acquired during 2019 upon exercise of stock option and SAR awards and vesting of stock awards in the form of RSUs and PSUs, each including accumulated dividends and before payment of applicable withholding taxes and broker commissions.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value realized on Vesting ($)
(a)	(b)	(c)	(d)		(e)

Creed	297,123	24,138,536	112,424	(1)	11,324,470

Gibbs	48,246	3,820,122	38,496	(1)	3,877,702

Turner	—	—	—		—

Lowings	22,992	2,363,037	—		—

King	—	—	—		—

Skeans	58,112	4,715,310	21,365	(1)	2,152,096
(1)

For each of Messrs. Creed and Gibbs and Ms. Skeans, this amount includes PSUs that vested on December 31, 2019 with respect to the 2017-2019 performance period and were paid out in 2020. For each of Messrs. Creed and Gibbs and Ms. Skeans, this amount also includes the portion of the 2016 Launch Grant PSUs that vested on December 31, 2019.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under the YUM! Brands Retirement Plan (“Retirement Plan”), and the YUM! Brands Pension Equalization Plan (“PEP”) determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)

Creed(i)	Qualified Retirement Plan	2	229,023	—

	PEP	—	—	—

Gibbs	Qualified Retirement Plan	31	1,567,623	—

	PEP	31	10,718,160	—

Turner(ii)	—	—	—	—

	—	—	—	—

Lowings(ii)	—	—	—	—

	—	—	—	—

King(ii)	—	—	—	—

	—	—	—	—

Skeans	Qualified Retirement Plan	19	654,414

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EXECUTIVE COMPENSATION

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)

	PEP	19	2,675,926
(i)

Mr. Creed is not an active participant in the Retirement Plan but maintains a balance in the Retirement Plan for the two years (2002 and 2003) during which he was a participant in the plan. As discussed at page 48, Mr. Creed participates in the Third Country National plan, an unfunded, unsecured deferred account-based retirement plan.

(ii)

Messrs. Turner and King were hired after September 30, 2001, and are ineligible for the Company’s actuarial pension plans. Mr. Lowings worked outside of the United States prior to September 30, 2001, and is ineligible for the Company’s actuarial pension plans. As discussed at page 48, Mr. Lowings participates in the TCN and Messrs. Turner and King participate in LRP.

(1) YUM! Brands Retirement Plan

The Retirement Plan provides an integrated program of retirement benefits for salaried employees who were hired by the Company prior to October 1, 2001. The Retirement Plan replaces the same level of pre-retirement pensionable earnings for all similarly situated participants. The Retirement Plan is a tax qualified plan, and it is designed to provide the maximum possible portion of this integrated benefit on a tax qualified and funded basis.

Benefit Formula

Benefits under the Retirement Plan are based on a participant’s final average earnings (subject to the limits under Internal Revenue Code Section 401(a)(17)) and service under the plan. Upon termination of employment, a participant’s monthly normal retirement benefit from the plan is equal to

A.	3% of Final Average Earnings times Projected Service up to 10 years of service, plus

B.	1% of Final Average Earnings times Projected Service in excess of 10 years of service, minus

C.	0.43% of Final Average Earnings up to Social Security covered compensation multiplied by Projected Service up to 35 years of service the result of which is multiplied by a fraction, the numerator of which is actual service as of date of termination, and the denominator of which is the participant’s Projected Service.

Projected Service is the service that the participant would have earned if he had remained employed with the Company until his normal retirement age (generally age 65).

If a participant leaves employment after becoming eligible for early or normal retirement, benefits are calculated using the formula above except that actual service attained at the participant’s retirement date is used in place of Projected Service.

Final Average Earnings

A participant’s final average earnings is determined based on his highest five consecutive years of pensionable earnings. Pensionable earnings is the sum of the participant’s base pay and annual incentive compensation from the Company, including amounts under the Yum Leaders’ Bonus Program. In general, base pay includes salary, vacation pay, sick pay and short-term disability payments. Extraordinary bonuses and lump sum payments made in connection with a participant’s termination of employment are not included.

Vesting

A participant receives a year of vesting service for each year of employment with the Company. A participant is 0% vested until he has been credited with at least five years of vesting service. Upon attaining five years of vesting service, a participant becomes 100% vested. All NEOs eligible for the Retirement Plan are 100% vested.

Normal Retirement Eligibility

A participant is eligible for normal retirement following the later of age 65 or 5 years of vesting service.

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EXECUTIVE COMPENSATION

Early Retirement Eligibility and Reductions

A participant is eligible for early retirement upon reaching age 55 with 10 years of vesting service. A participant who has met the requirements for early retirement and who elects to begin receiving payments from the plan prior to age 62 will receive a reduction of 1/12 of 4% for each month benefits begin before age 62. Benefits are unreduced at age 62.

The table below shows when each of the NEOs becomes eligible for early retirement and the estimated lump sum value of the benefit each participant would receive from YUM plans (both qualified and non-qualified) if he or she retired from the Company on December 31, 2019 and received a lump sum payment.

Name	Earliest Retirement Date	Estimated Lump Sum from a Qualified Plan(1)	Estimated Lump Sum from a Non- Qualified Plan(2)	Total Estimated Lump Sums

Greg Creed	January 1, 2020	$229,825	—	$229,825

David W. Gibbs	January 1, 2020	$1,767,494	$12,154,773	$13,922,267

Tracy L. Skeans	February 1, 2028	$1,620,246	$6,194,817	$7,815,063
(1)	The Retirement Plan
(2)	PEP

The estimated lump sum values in the table above are calculated assuming no increase in the participant’s Final Average Earnings. The lump sums are estimated using the mortality table and interest rate assumptions in the Retirement Plan for participants who would actually commence benefits on January 1, 2020. Actual lump sums may be higher or lower depending on the mortality table and interest rate in effect at the time of distribution and the participant’s Final Average Earnings at his date of retirement.

Lump Sum Availability

Lump sum payments are available to participants who meet the requirements for early or normal retirement. Participants who leave the Company prior to meeting the requirements for Early or Normal Retirement must take their benefits in the form of a monthly annuity and no lump sum is available. When a lump sum is paid from the plan, it is calculated based on actuarial assumptions for lump sums required by Internal Revenue Code Section 417(e)(3).

(2) PEP

The PEP is an unfunded, non-qualified plan that complements the Retirement Plan by providing benefits that federal tax law bars providing under the Retirement Plan. Benefits are generally determined and payable under the same terms and conditions as the Retirement Plan (except as noted below) without regard to federal tax limitations on amounts of includible compensation and maximum benefits. Benefits paid are reduced by the value of benefits payable under the Retirement Plan. Participants who earned at least $75,000 during calendar year 1989 are eligible to receive benefits calculated under the Retirement Plan’s pre-1989 formula, if this calculation results in a larger benefit from the PEP. Mr. Gibbs qualifies for benefits under this formula. This formula is similar to the formula described above under the Retirement Plan except that part C of the formula is calculated as follows:

1-2/3% of an estimated primary Social Security amount multiplied by Projected Service up to 30 years

PEP retirement distributions are always paid in the form of a lump sum. In the case of a participant whose benefits are payable based on the pre-1989 formula, the lump sum value is calculated as the actuarial equivalent to the participant’s 50% Joint and Survivor Annuity with no reduction for survivor coverage. In all other cases, lump sums are calculated as the actuarial equivalent of the participant’s life only annuity. Participants who terminate employment prior to meeting eligibility for Early or Normal Retirement must take their benefits from this plan in the form of a monthly annuity.

(3) Present Value of Accumulated Benefits

For all plans, the Present Value of Accumulated Benefits (determined as of December 31, 2019) is calculated assuming that each participant is eligible to receive an unreduced benefit payable in the form of a single lump sum at age 62. This is consistent with the methodologies used in financial accounting calculations. In addition, the economic assumptions for the lump sum interest rate, post retirement mortality, and discount rate are also consistent with those used in financial accounting calculations at each measurement date.

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EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

Amounts reflected in the Nonqualified Deferred Compensation table below are provided for under the Company’s EID, LRP and TCN plans. These plans are unfunded, unsecured deferred, account-based compensation plans. For each calendar year, participants are permitted under the EID Program to defer up to 85% of their base pay and up to 100% of their annual incentive award.

EID Program

Deferred Investments under the EID Program. Amounts deferred under the EID Program may be invested in the following phantom investment alternatives (12 month investment returns, as of December 31, 2019, are shown in parentheses):

•	YUM! Stock Fund (11.41%*)

•	YUM! Matching Stock Fund (11.41%*)

•	S&P 500 Index Fund (31.41%)

•	Bond Market Index Fund (8.66%)

•	Stable Value Fund (2.39%)

All of the phantom investment alternatives offered under the EID Program are designed to match the performance of actual investments; that is, they provide market rate returns and do not provide for preferential earnings. The S&P 500 index fund, bond market index fund and stable value fund are designed to track the investment return of like-named funds offered under the Company’s 401(k) Plan. The YUM! Stock Fund and YUM! Matching Stock Fund track the investment return of the Company’s common stock. Participants may transfer funds between the investment alternatives on a quarterly basis except (1) funds invested in the YUM! Stock Fund or YUM! Matching Stock Fund may not be transferred once invested in these funds and (2) a participant may only elect to invest into the YUM! Matching Stock Fund at the time the annual incentive deferral election is made. In the case of the Matching Stock Fund, participants who defer their annual incentive into this fund acquire additional phantom shares (RSUs) equal to 33% of the RSUs received with respect to the deferral of their annual incentive into the YUM! Matching Stock Fund (the additional RSUs are referred to as “matching contributions”). The RSUs attributable to the matching contributions are allocated on the same day the RSUs attributable to the annual incentive are allocated, which is the same day we make our annual stock appreciation right grants. Eligible amounts attributable to the matching contribution under the YUM! Matching Stock Fund are included in column (c) below as contributions by the Company (and represent amounts actually credited to the NEO’s account during 2019).

* Assumes dividends are reinvested.

Beginning with their 2009 annual incentive award, those who are eligible for PSU awards are no longer eligible to participate in the Matching Stock Fund.

RSUs attributable to annual incentive deferrals into the YUM! Matching Stock Fund and matching contributions vest on the second anniversary of the grant (or upon a change of control of the Company, if earlier) and are payable as shares of YUM common stock pursuant to the participant’s deferral election. Unvested RSUs held in a participant’s YUM! Matching Stock Fund account are forfeited if the participant voluntarily terminates employment with the Company within two years of the deferral date. If a participant terminates employment involuntarily, the portion of the account attributable to the matching contributions is forfeited and the participant will receive an amount equal to the amount of the original amount deferred. If a participant dies or becomes disabled during the restricted period, the participant fully vests in the RSUs. Dividend equivalents are accrued during the restricted period but are only paid if the RSUs vest. In the case of a participant who has attained age 55 with 10 years of service, or age 65 with five years of service, RSUs attributable to bonus deferrals into the YUM! Matching Stock Fund vest immediately and RSUs attributable to the matching contribution vest on the second anniversary of the deferral date.

Distributions under EID Program. When participants elect to defer amounts into the EID Program, they also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year –whether or not employment has then ended – or at a time that begins at or after the executive’s retirement, separation or termination of employment. Distributions can be made in a lump sum or quarterly or annual installments for up to 20 years. Initial deferrals are subject to a minimum two year deferral. In general, with respect to amounts deferred after 2005 or not fully vested as of January 1, 2005, participants may change their distribution schedule, provided the new elections satisfy the requirements of Section 409A of the Internal Revenue Code. In general, Section 409A requires that:

•	Distribution schedules cannot be accelerated (other than for a hardship)

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EXECUTIVE COMPENSATION

•	To delay a previously scheduled distribution,

–	A participant must make an election at least one year before the distribution otherwise would be made, and

–	The new distribution cannot begin earlier than five years after it would have begun without the election to re-defer.

With respect to amounts deferred prior to 2005, to delay a distribution the new distribution cannot begin until two years after it would have begun without the election to re-defer.

Investments in the YUM! Stock Fund and YUM! Matching Stock Fund are only distributed in shares of Company stock.

LRP

LRP Account Returns. The LRP provides an annual earnings credit to each participant’s account based on the value of participant’s account at the end of each year. Under the LRP, Messrs. King and Turner will receive an annual earnings credit equal to the Moody’s Aa Corporate Bond Yield Average for maturities 20 years and above (currently 3.13%) of their account balances. The Company’s contribution (“Employer Credit”) for 2019 was equal to 4% of salary plus target bonus for Messrs. Turner and King.

Distributions under LRP. Under the LRP, participants who became eligible to participate in the plan before January 1, 2019 and are age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Alternatively, these participants may elect to be paid in 5 or 10-year installments following the attainment of age 55. If these participants are under age 55 with a vested LRP benefit that, combined with any other deferred compensation benefits covered under Code Section 409A exceeds $19,500, they will not receive a distribution until the calendar quarter that follows the participant’s 55th birthday. Participants who become eligible to participate in LRP after January 1, 2019 (including Messrs. Turner and King) will receive a lump sum distribution following separation from employment unless they elect to be paid in 5 or 10-year installments after attaining age 54.

TCN

TCN Account Returns. The TCN provides an annual earnings credit to each participant’s account based on the value of each participant’s account at the end of each year. Under the TCN, Messrs. Creed and Lowings receive an annual earnings credit equal to 5%. For Messrs. Creed and Lowings, the Employer Credit for 2019 was equal to 15% of their salaries plus target bonuses.

Distributions under TCN. Under the TCN, participants age 55 or older with a balance of $19,500 or more, are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Participants under age 55 who separate employment with the Company will receive interest annually and their account balance will be distributed in the quarter following their 55th birthday.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
(a)		(b)	(c)	(d)	(e)	(f)

Creed	EID	—	—	2,448,448	251,303	15,142,323

	TCN	—	555,750	169,162	20,730	4,087,427

	Total	—	555,750	2,617,610	272,033	19,229,750

Gibbs	EID	—	—	568,040	680,857	3,372,621

	Total	—	—	568,040	680,857	3,372,621

Turner	EID	—	—	—	—	—

	LRP	—	23,400	—	—	23,400

	Total	—	23,400	—	—	23,400

Lowings	EID	—	—	23,906	—	238,874

	TCN	—	199,500	24,143	7,442	699,068

	Total	—	199,500	48,050	7,442	937,942

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EXECUTIVE COMPENSATION

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
(a)		(b)	(c)	(d)	(e)	(f)

King	EID	—	—	—	—	—

	LRP	—	30,000	—	—	30,000

	Total	—	30,000	—	—	30,000

Skeans	EID	—	—	57,050	—	416,804

	Total	—	—	57,050	—	416,804

(1)

Amounts in column (b) reflect deferred amounts that were also reported as compensation in our Summary Compensation Table filed last year or, would have been reported as compensation in our Summary Compensation Table last year if the executive were a NEO, and deferrals of base salary into the EID Program.

(2)	Amounts in column (c) reflect Company contributions for EID, LRP and/or TCN allocation. See footnote 6 of the Summary Compensation Table for more detail.

(3)

Amounts in column (d) reflect earnings during the last fiscal year on deferred amounts. All earnings are based on the investment alternatives offered under the EID Program or the earnings credit provided under the LRP or the TCN described in the narrative above this table. The EID Program earnings are market based returns and, therefore, are not reported in the Summary Compensation Table. For Messrs. Creed and Lowings, of their earnings reflected in this column, $83,904 and $11,975, respectively, were deemed above market earnings accruing to their accounts under the TCN. For above market earnings on nonqualified deferred compensation, see the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(4)

All amounts shown in column (e) were distributed in accordance with the executive’s deferral election, except in the case of the following amounts distributed to pay payroll taxes due upon their account balance under the EID Program, LRP or TCN for 2019.

Creed	20,730

Gibbs	—

Turner	—

Lowings	7,441

King	—

Skeans	—

(5)

Amounts reflected in column (f) are the year-end balances for each executive under the EID Program, TCN and the LRP. As required under SEC rules, below is the portion of the year-end balance for each executive which has previously been reported as compensation to the executive in the Company’s Summary Compensation Table for 2019 and prior years.

Creed	6,579,803

Gibbs	—

Turner	23,400

Lowings	216,163

King	30,000

Skeans	—

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EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2019, given the NEO’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company’s 401(k) Plan, retiree medical benefits, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

SAR Awards. If one or more NEOs terminated employment for any reason other than retirement, death, disability or following a change in control as of December 31, 2019, they could exercise the SARs that were exercisable on that date as shown at the Outstanding Equity Awards at Year-End table on page 60, otherwise all SARs, pursuant to their terms, would have been forfeited and cancelled after that date. If the NEO had retired, died or become disabled as of December 31, 2019, exercisable SARs would remain exercisable through the term of the award and unvested shares would continue to vest if the award was granted at least one year before retirement and vesting would be accelerated for all SARs granted in 2018 or 2019 in the event of death. Except in the case of a change in control or death, no SARs become exercisable on an accelerated basis. Benefits a NEO may receive on a change of control are discussed below.

Executive Income Deferral Program. As described in more detail beginning at page 65, the NEOs participate in the EID Program, which permits the deferral of salary and annual incentive compensation. The last column of the Nonqualified Deferred Compensation Table on page 66 includes each NEO’s aggregate balance at December 31, 2019. The NEOs are entitled to receive their vested amount under the EID Program in case of voluntary termination of employment. In the case of involuntary termination of employment, they are entitled to receive their vested benefit and the amount of the unvested benefit that corresponds to their deferral. In the case of death, disability or retirement after age 65, they or their beneficiaries are entitled to their entire account balance as shown in the last column of the Nonqualified Deferred Compensation table on page 66.

In the case of an involuntary termination of employment as of December 31, 2019, each NEO would receive the following: Mr. Creed $15,142,323, Mr. Gibbs $3,372,621, Mr. Turner $0, Mr. Lowings $238,874, Mr. King $0 and Ms. Skeans $416,804. As discussed at page 65, these amounts reflect base salary or bonuses previously deferred by the executive and appreciation on these deferred amounts (see page 65 for discussion of investment alternatives available under the EID). Thus, these EID account balances represent deferred base salary or bonuses (earned in prior years) and appreciation of their accounts based primarily on the performance of the Company’s stock.

Leadership Retirement Plan. Under the LRP, participants who became eligible to participate in the plan before January 1, 2019 and are age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Alternatively, these participants may elect to be paid in 5 or 10-year installments following the attainment of age 55. If these participants are under age 55 with a vested LRP benefit that, combined with any other deferred compensation benefits covered under Code Section 409A exceeds $19,500, they will not receive a distribution until the calendar quarter that follows the participant’s 55th birthday. Participants who become eligible to participate in LRP after January 1, 2019 (including Messrs. Turner and King) will receive a lump sum distribution following separation from employment unless they elect to be paid in 5 or 10-year installments after attaining age 54. In case of termination of employment as of December 31, 2019, Mr. Turner would have received $23,400 and Mr. King would have received $30,000.

Third Country National Plan. Under the TCN, participants age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their termination of employment. Participants under age 55 who terminate will receive interest annually and their account balance will be distributed in the quarter following their 55th birthday. In case of termination of employment as of December 31, 2019, Mr. Creed would have received $4,087,427 and Mr. Lowings would have received $699,068.

Performance Share Unit Awards. If one or more NEOs terminated employment for any reason other than retirement or death or following a change in control and prior to achievement of the performance criteria and vesting period, then the award would be cancelled and forfeited. If the NEO had retired, or died as of December 31, 2019, the PSU award would be paid out based on actual performance for the performance period, subject to a pro rata reduction reflecting the portion of the performance period not worked by the NEO. If any of these payouts had occurred on December 31, 2019, Messrs. Creed, Gibbs, and Lowings and Ms. Skeans would have been entitled to $6,630,288, $2,325,750, $ 274,396, and $1,053,013, respectively, assuming target performance.

Pension Benefits. The Pension Benefits Table on page 62 describes the general terms of each pension plan in which the NEOs participate, the years of credited service and the present value of the annuity payable to each NEO assuming

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EXECUTIVE COMPENSATION

termination of employment as of December 31, 2019. The table on page 64 provides the present value of the lump sum benefit payable to each NEO when they attain eligibility for Early Retirement (i.e., age 55 with 10 years of service) under the plans.

Life Insurance Benefits. For a description of the supplemental life insurance plans that provide coverage to the NEOs, see the All Other Compensation Table on page 57. If the NEOs had died on December 31, 2019, the survivors of Messrs. Creed, Gibbs, Turner, Lowings and King and Ms. Skeans would have received Company-paid life insurance of $3,000,000, $2,300,000, $1,170,000, $1,330,000, $900,000 and $1,323,000, respectively, under this arrangement. Executives and all other salaried employees can purchase additional life insurance benefits up to a maximum combined company paid and additional life insurance of $3.5 million. This additional benefit is not paid or subsidized by the Company and, therefore, is not shown here.

Change in Control. Change in control severance agreements are in effect between YUM and certain key executives (including Messrs. Creed, Gibbs, Turner, Lowings and King and Ms. Skeans). These agreements are general obligations of YUM, and provide, generally, that if, within two years subsequent to a change in control of YUM, the employment of the executive is terminated (other than for cause, or for other limited reasons specified in the change in control severance agreements) or the executive terminates employment for Good Reason (defined in the change in control severance agreements to include a diminution of duties and responsibilities or benefits), the executive will be entitled to receive the following:

•

a proportionate annual incentive assuming achievement of target performance goals under the bonus plan or, if higher, assuming continued achievement of actual Company performance until date of termination,

•	a severance payment equal to two times the sum of the executive’s base salary and the target bonus or, if higher, the actual bonus for the year preceding the change in control of the Company, and

•	outplacement services for up to one year following termination.

In March 2013, the Company eliminated excise tax gross-ups and implemented a best net after-tax method. See the Company’s CD&A on page 35 for more detail.

The change in control severance agreements have a three-year term and are automatically renewable each January 1 for another three-year term. An executive whose employment is not terminated within two years of a change in control will not be entitled to receive any severance payments under the change in control severance agreements.

Generally, pursuant to the agreements, a change in control is deemed to occur:

(i)	if any person acquires 20% or more of the Company’s voting securities (other than securities acquired directly from the Company or its affiliates);

(ii)	if a majority of the directors as of the date of the agreement are replaced other than in specific circumstances; or

(iii)

upon the consummation of a merger of the Company or any subsidiary of the Company other than (a) a merger where the Company’s directors immediately before the change in control constitute a majority of the directors of the resulting organization, or (b) a merger effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then-outstanding securities.

In addition to the payments described above, upon a change in control:

•

All outstanding SARs held by the executive and not otherwise exercisable will fully and immediately vest following a change in control if the executive is employed on the date of the change in control of the Company and is involuntarily terminated (other than by the Company for cause) on or within two years following the change in control. See Company’s CD&A on page 35 for more detail.

•	RSUs under the Company’s EID Program or otherwise held by the executive will automatically vest.

•

Pursuant to the Company’s Performance Share Plan under the LTIP, all PSU awards awarded in the year in which the change in control occurs, will be paid out at target assuming a target level performance had been achieved for the entire performance period, subject to a pro rata reduction to reflect the portion of the performance period after the change in control. All PSUs awarded for performance periods that began before the year in which the change in control occurs will be paid out assuming performance achieved for the performance period was at the greater of target level performance or projected level of performance at the time of the change in control, subject to pro rata reduction to reflect the portion of the performance period after the change in control. In all cases, executives must be employed with the Company on the date of the change in control and involuntarily terminated upon or following the change in control and during the performance period. See Company’s CD&A on page 35 for more detail.

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If a change in control and each NEO’s involuntary termination had occurred as of December 31, 2019, the following payments or other benefits would have been made or become available.

	Creed $	Gibbs $	Turner $	Lowings $	King $	Skeans $

Severance Payment	8,889,064	4,934,226	2,340,000	3,236,342	3,600,000	3,079,532

Annual Incentive	4,439,630	2,399,800	570,000	1,464,120	900,000	1,165,057

Accelerated Vesting of SARs	16,336,111	5,590,465	—	2,012,380	—	5,149,003

Accelerated Vesting of RSUs	—	5,487,307	1,279,390	—	2,132,316	—

Acceleration of PSU Performance/Vesting	6,630,288	2,325,750	—	274,396	—	1,053,013

Outplacement	25,000	25,000	25,000	25,000	25,000	25,000

TOTAL	36,320,093	20,762,547	4,214,390	6,435,896	6,657,316	10,471,606

CEO Pay Ratio

Each year Yum! Brands and our franchisees around the world create thousands of restaurant jobs, which are part-time, entry-level opportunities to grow careers at KFC, Pizza Hut and Taco Bell. Wherever we operate, our employee compensation practices comply with local regulations and are designed to attract and retain the best talent. We’re proud that 80% of our Company-owned restaurant general managers located in the U.S. began as hourly employees and often earn competitive pay greater than the average American household income. Approximately 90% of our Company-owned restaurant employees are part-time. At least 60% have been employed by the Company for less than a year.

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Creed, our Chief Executive Officer (our “CEO”).

The median employee that was to be used for purposes of calculating the ratio below was the same employee (the “2018 median employee”) that was identified as the median employee for purposes of the CEO pay ratio disclosure included in the proxy statement for our 2019 annual meeting of stockholders (the “2018 Pay Ratio Disclosure”) because, except as noted in the next sentence, there has been no change in our employee population or employee compensation arrangements since the 2018 median employee was identified that we believe would significantly impact our pay ratio disclosure. However, because the 2018 median employee was on a leave of absence for a portion of 2019, we believe the impact of that leave on the 2018 median employee’s total compensation for 2019 would result in a significant change to the pay ratio disclosure. Accordingly, and as permitted by SEC rules, we substituted another employee, whose total compensation was substantially similar to the 2018 median employee’s total compensation based on the compensation measure used to select the median employee for purposes of the 2018 Pay Ratio Disclosure, as the median employee for purposes of this disclosure.

To identify the 2018 median employee, we used the December 2018 base wages or base salary information for all employees who were employed by us on December 31, 2018, excluding our CEO. We included all full-time and part-time employees and annualized the employees’ base salary or base wages to reflect their compensation for 2018. We believe the use of base wages or base salary for all employees is a consistently applied compensation measure.

As of December 31, 2018, our global workforce used for determining the pay ratio was estimated to be 32,076 employees (16,480 in the U.S. and 15,596 internationally).

After calculating employee compensation, our median employee was identified as a part-time Taco Bell restaurant employee in the United States. After identifying the median employee, we calculated total annual compensation in accordance with the requirements of the Summary Compensation Table.

For 2019, the total compensation of our CEO, as reported in the Summary Compensation Table at page 56, was $16,369,090. The total compensation of our median employee was estimated to be $11,584. As a result, we estimate that our CEO to median employee pay ratio is 1413:1.

70  |  YUM! BRANDS, INC. - 2020 Proxy Statement

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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AUDIT COMMITTEE REPORT

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, as of December 31, 2019, the equity compensation plans under which we may issue shares of stock to our directors, officers, current employees and former employees. Those plans include the Long Term Incentive Plan (the “LTIP”) and the Restaurant General Manager Stock Option Plan (“RGM Plan”).

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	8,591,475(1)	60.93(2)	26,359,008(3)

Equity compensation plans not approved by security holders	127,913(4)	51.39(2)	—

TOTAL	8,719,388(1)	60.76(2)	26,359,008(3)

(1)	Includes 2,473,691 shares issuable in respect of RSUs, performance units and deferred units.

(2)	Weighted average exercise price of outstanding Options and SARs only.

(3)	Includes 13,179,504 shares available for issuance of awards of stock units, restricted stock, restricted stock units and performance share unit awards under the LTIP Plan.

(4)	Awards are made under the RGM Plan.

What are the key features of the LTIP?

The LTIP provides for the issuance of up to 92,600,000 shares of stock as non-qualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance shares or performance units. Only our employees and directors are eligible to receive awards under the LTIP. The purpose of the LTIP is to motivate participants to achieve long range goals, attract and retain eligible employees, provide incentives competitive with other similar companies and align the interest of employees and directors with those of our shareholders. The LTIP is administered by the Management Planning and Development Committee of the Board of Directors (the “Committee”). The exercise price of a stock option grant or SAR under the LTIP may not be less than the closing price of our stock on the date of the grant, and no options or SARs may have a term of more than ten years. The options and SARs that are currently outstanding under the LTIP generally vest over a one to four year period and expire ten years from the date of the grant. Our shareholders approved the LTIP in 1999, and the plan as amended in 2003, 2008 and 2016. The performance measures of the LTIP were re-approved by our shareholders in 2013 and in 2016.

What are the key features of the RGM Plan?

Effective May 20, 2016, we canceled the remaining shares available for issuance under the RGM Plan, except for the approximately 220,000 shares necessary to satisfy then outstanding awards. No future awards will be made under the RGM Plan. The RGM Plan has provided for the issuance shares of common stock at a price equal to or greater than the closing price of our stock on the date of grant. The RGM Plan allowed us to award non-qualified stock options, SARs, restricted stock and RSUs. Employees, other than executive officers, have been eligible to receive awards under the RGM Plan. The purpose of the RGM Plan was (i) to give restaurant general managers (“RGMs”) the opportunity to become owners of stock, (ii) to align the interests of RGMs with those of YUM’s other shareholders, (iii) to emphasize that the RGM is YUM’s #1 leader, and (iv) to reward the performance of RGMs. In addition, the Plan provides incentives to Area Coaches, Franchise Business Leaders and other supervisory field operation positions that support RGMs and have profit and loss responsibilities within a defined region or area. While all non-executive officer employees have been eligible to receive awards under the RGM plan, all awards granted have been to RGMs or their direct supervisors in the field. Grants to RGMs generally have four year vesting and expire after ten years. The RGM Plan is administered by the Committee, and the Committee has delegated its responsibilities to the Chief People Officer of the Company. The Board of Directors approved the RGM Plan on January 20, 1998.

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AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are Paget L. Alves, Tanya L. Domier, Thomas C. Nelson, P. Justin Skala, Elane B. Stock and Annie Young-Scrivner. Mr. Nelson serves as chair of the Committee.

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Nelson, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Nelson has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member of the Committee is financially literate within the meaning of the NYSE listing standards.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee’s responsibilities are set forth in this charter, which was amended and restated effective November 22, 2013. The charter is reviewed by management at least annually, and any recommended changes are presented to the Audit Committee for review and approval. The charter is available on our Web site at http://investors.yum.com/committee-composition-and-charters.

What are the responsibilities of the Audit Committee?

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls and procedures and disclosure controls and procedures, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function and independent auditors. The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Committee, from the Company for such advice and assistance.

The Committee has sole authority over the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors (who report directly to the Committee). KPMG LLP has served as the Company’s independent auditors since 1997. Each year, the Committee evaluates the performance, qualifications and independence of the independent auditors. The Committee is also involved in the selection of the lead audit partner. In evaluating the Company’s independent auditors, the Committee considers the quality of the services provided, as well as the independent auditors’ and lead partner’s capabilities and technical expertise and knowledge of the Company’s operations and industry.

The Committee met 7 times during 2019. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings generally include private sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management, as well as executive sessions consisting of only Committee members. In addition to the scheduled meetings, senior management confers with the Committee or its Chair from time to time, as senior management deems advisable or appropriate, in connection with issues or concerns that arise throughout the year.

Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. The Company’s independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of the Company’s internal control over financial reporting. The Committee’s responsibility is to monitor and review the Company’s financial reporting process and discuss management’s report on the Company’s internal control over financial reporting. It is not the Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the U.S. and that the Company’s internal control over

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financial reporting is effective. The Committee has also relied, without independent verification, on the opinion of the independent auditors included in their report regarding the Company’s financial statements and effectiveness of internal control over financial reporting.

What matters have members of the Audit Committee discussed with management and the independent auditors?

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. With respect to each 2019 fiscal reporting period, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S., and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussions with the independent auditors of matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communication with Audit Committees), including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Committee has also discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter received from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Committee concerning independence. The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors’ independence. The Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.

In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Committee also reviews and discusses legal and compliance matters with management, and, as necessary or advisable, the Company’s independent auditors.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2019?

Based on the Committee’s discussions with management and the independent auditors and the Committee’s review of the representations of management and the report of the independent auditors to the Board of Directors and shareholders, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Thomas C. Nelson, Chairperson

Paget L. Alves

Tanya L. Domier

P. Justin Skala

Elane B. Stock

Annie Young-Scrivner

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ADDITIONAL INFORMATION

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?

YUM shareholders with shares registered directly in their name who received shareholder materials in the mail may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide shareholders with added convenience, to reduce our environmental impact and to reduce Annual Report printing and mailing costs.

To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the shareholder.

To elect this option, go to www.computershare.com, click on Shareholder Account Access, log in and locate the option to receive Company mailing via e-mail. Shareholders who elect this option will be notified by mail how to access the proxy materials and how to vote their shares on the Internet or by phone.

If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing our Transfer Agent, Computershare, Inc., 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202 or by logging onto our Transfer Agent’s website at www.computershare.com and following the applicable instructions. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail Computershare, Inc.

I share an address with another shareholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding” which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single Notice and, if applicable, this proxy statement and Annual Report, to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders or they participate in electronic delivery of proxy materials. Shareholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to YUM! Brands, Inc., Investor Relations, 1441 Gardiner Lane, Louisville, KY 40213 or by calling Investor Relations at 1 (888) 298-6986 or by sending an e-mail to yum.investor@yum.com.

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ADDITIONAL INFORMATION

May I propose actions for consideration at next year’s Annual Meeting of Shareholders or nominate individuals to serve as directors?

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and proxy card for presentation at our 2021 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213 by December 4, 2020. The proposal should be sent to the attention of the Corporate Secretary.

Under our bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders that is not included in our proxy statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to our Corporate Secretary at our principal executive offices and you must include information set forth in our bylaws. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2021 Annual Meeting no later than the date specified in our bylaws. If the 2021 Annual Meeting is not held within 30 days before or after the anniversary of the date of this year’s Annual Meeting, then the nomination or item of business must be received by the tenth day following the earlier of the date of mailing of the notice of the meeting or the public disclosure of the date of the meeting. Assuming that our 2021 Annual Meeting is held within 30 days of the anniversary of this Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by February 13, 2021.

In addition, our bylaws provide for proxy access for director nominations by shareholders (as described at page 18). A shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of YUM common stock representing an aggregate of at least 3% of our outstanding shares, may nominate, and include in YUM’s proxy materials, director nominees constituting up to 20% of YUM’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in YUM’s bylaws. Notice of proxy access director nominees must be received no earlier than November 4, 2020, and no later than December 4, 2020.

The Board is not aware of any matters that are expected to come before the 2020 Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the individuals named on the form of proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Bylaw Provisions. You may contact YUM’s Corporate Secretary at the address mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date YUM! BRANDS, INC. or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic 1441 GARDINER LANE voting instruction form. LOUISVILLE, KY 40213 During The Meeting—Go to www.virtualshareholdermeeting.com/YUM2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D08011-P33901 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY YUM! BRANDS, INC. The Board of Directors recommends a vote FOR items 1, 2 and 3, and AGAINST item 4. 1. Election of Directors. Nominees: For Against Abstain 1a. Paget L. Alves ! ! ! For Against Abstain 1b. Keith Barr ! ! ! 2. Ratification of Independent Auditors. ! ! ! 1c. Michael J. Cavanagh ! ! ! 3. Advisory Vote on Executive Compensation. ! ! ! 1d. Christopher M. Connor ! ! ! 4. Shareholder Proposal Regarding Issuance of Annual ! ! ! Reports on Efforts to Reduce Deforestation. 1e. Brian C. Cornell ! ! ! 1f. Tanya L. Domier ! ! ! 1g. David W. Gibbs ! ! ! 1h. Mirian M. Graddick-Weir ! ! ! 1i. Thomas C. Nelson ! ! ! 1j. P. Justin Skala ! ! ! 1k. Elane B. Stock ! ! ! 1l. Annie Young-Scrivner ! ! ! For address changes and/or comments, please check this box and write them ! on the back where indicated. Please indicate if you plan to attend this meeting. ! ! NOTE: Please sign exactly as the name(s) appear(s) hereon. Joint owners should Yes No each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

YUM! BRANDS, INC. ANNUAL MEETING May 14, 2020 9:00 A.M., EDT YUM! Conference Center 1900 Colonel Sanders Lane Louisville, Kentucky 40213 or live via the Internet at www.virtualshareholdermeeting.com/YUM2020 ADMISSION TICKET YUM! BRANDS, INC.’S 2020 ANNUAL SHAREHOLDERS MEETING WILL BE HELD AT 9:00 A.M. (EASTERN DAYLIGHT TIME) ON THURSDAY, MAY 14, 2020, at the YUM! Conference Center, 1900 Colonel Sanders Lane, Louisville, Kentucky 40213 and live via the Internet at www.virtualshareholdermeeting.com/YUM2020. If you plan to attend the Annual Shareholders Meeting in person, please tear off and keep the upper portion of this form as your ticket for admission to the Meeting. If you plan to attend the Annual Shareholders Meeting via the Internet, have the information that is printed in the box marked by the arrow available. YOUR VOTE IS IMPORTANT. The proxy voting instruction card on the reverse side covers the voting of all shares of common stock of YUM! Brands, Inc., which you are entitled to vote or to direct the voting of, including those shares in the YUM! Brands 401(k) Plan. If you plan to vote by mail, please date and sign the proxy card and return it promptly in the enclosed business reply envelope. If you plan to vote by mail and do not sign and return a proxy, the shares cannot be voted. You may also vote by Internet or phone as described on the reverse side or by attending the Annual Meeting. Important Notice Regarding Inter net Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com (PLEASE DETACH PROXY CARD AT PERFORATION) D08012-P33901 YUM! BRANDS, INC. This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Scott A. Catlett, John P. Daly, and Carson T. Stewart, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of YUM! Brands, Inc. which the undersigned has power to vote at the Annual Shareholders Meeting to be held on May 14, 2020 at 9:00 a.m EDT, or any adjournment thereof. NOMINEES FOR DIRECTOR: Paget L. Alves, Keith Barr, Michael J. Cavanagh, Christopher M. Connor, Brian C. Cornell, Tanya L. Domier, David W. Gibbs, Mirian M. Graddick-Weir, Thomas C. Nelson, P. Justin Skala, Elane B. Stock and Annie Young-Scrivner. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 and 3, and AGAINST ITEM 4. This Proxy, when properly executed, will be voted as directed; if no direction is indicated, it will be voted as follows: FOR (1) the Election of All Nominees for Director AGAINST (4) Shareholder Proposal Regarding Issuance of FOR (2) the Ratification of Independent Auditors Annual Reports on Efforts to Reduce Deforestation. FOR (3) the Advisory Vote on Executive Compensation This card also provides voting instructions to the Administrator or Trustee for shares beneficially owned under the YUM! Brands 401(k) Plan. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) SEE REVERSE (CONTINUED and To Be Signed and Dated on REVERSE SIDE) SIDE